As filed with the Securities and Exchange Commission on May__, 2001.
                                                             Registration No___.
--------------------------------------------------------------------------------
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             -------------------------------------------------------
                               PICK-UPS PLUS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                         6794                 31-1438392
-------------------------------      ----------------        ----------------
(State or other jurisdiction of      (Primary Standard       (I.R.S. Employer
incorporation or organization)        Industrial              Identification
                                      Classification          Number)
                                      Number)


                              5181 Natorp Boulevard
                                 Mason, OH 45040
                                 (513) 398-4344
             -------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and principal place of business)


                           John Fitzgerald, President
                               Pick-Ups Plus, Inc.
                              5181 Natorp Boulevard
                                 Mason, OH 45040
                                 (513) 398-4344

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Seth A. Farbman, P.C.
                               138-54 Jewel Avenue
                            Flushing, New York 11367
                            Telephone:(718) 261-4327

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                         PROPOSED       PROPOSED
                                         MAXIMUM        MAXIMUM
TITLE OF EACH                            OFFERING       AGGREGATE   AMOUNT OF
CLASS OF SECURITIES   AMOUNT TO BE       PRICE          OFFERING    REGISTRATION
TO BE REGISTERED      REGISTERED(1)      PER SHARE(2)   PRICE       FEE
================================================================================
Common stock,         25,500,000 shares     $0.19      $4,845,000     $1,280
par value $.001
per share(3)

Common stock, par        100,000 shares     $0.19      $   19,000     $ 6.00
value $.001 per
share, underlying
warrants(4)

Common stock, par      7,000,000 shares     $0.19      $1,330,000     $  352
value $.001 per
Share, underlying
convertible
debentures(5)
--------------------------------------------------------------------------------
Total                 32,600,000 shares     $0.19      $6,194,000     $1,638(6)
================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities Act"). The registration fee is calculated on the basis of the average of the closing bid and ask prices for our common stock as quoted on the Over-the-Counter Bulletin Board on May 21, 2001, $0.19.

(3) Amount includes up to an aggregate of 25,000,000 shares of our common stock which may be issued as put shares to Cornell Capital Partners LP pursuant to an equity line of credit agreement, dated March 29, 2001 (the "Equity Line Agreement"). Also includes 500,000 shares of our common stock currently held and to be sold by Yorkville Advisors Management LLC.

(4) These shares of common stock are not outstanding and are issuable upon the exercise of warrants to Yorkville Advisors Management, LLC to purchase 100,000 shares of our common stock at an exercise price of $.33 (thirty three cents) per share.

(5) These shares of common stock are not outstanding and are issuable upon the conversion of convertible debentures in the aggregated principal amount of $300,000 convertible at a price equal to either (a) $.50 per share or (b) an amount equal to eighty percent (80%) of the lowest five (5) closing bid prices of the common stock for the twenty (20) trading days immediately preceding the conversion date.

(6)  Previously paid by electronic transfer.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                  Subject to completion; Dated May _____, 2001

The information in this prospectus is subject to completion or amendment. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                               PICK-UPS PLUS, INC.
                      32,600,000 shares of our common stock

         This prospectus related to the offer and sale of up to 32,600,000 shares of our common stock, par value $.001 per share, for sale by certain persons who are, or will become, our shareholders. These shareholders are referred to throughout this prospectus as "selling securityholders". Of the shares offered in this prospectus:

- 500,000 shares are presently outstanding and held by Yorkville Advisors Management, LLC ("Yorkville") which shares were issued to Yorkville pursuant to an equity line of credit agreement dated March 29, 2001;

- up to 25,000,000 shares of our common stock are issuable as put shares to Cornell Capital Partners LP ("Cornell") pursuant to our equity line of credit agreement dated March 29, 2001;

- 100,000 shares of our common stock are issuable upon the exercise of purchase warrants granted to the Yorkville Advisors Management, LLC, dated March 29, 2001, and are exercisable at $.33 (thirty-three cents) per share;

- up to 7,000,000 shares of our common stock issuable upon the conversion of 5% convertible debentures in the aggregated principal amount of $300,000;

         With respect to the private equity line of credit agreement we describe in this prospectus, Cornell Capital Partners, LP is an underwriter.

         Our common stock trades on the Over-the-Counter ("OTC") Bulletin Board under the symbol "PUPS". On May 21, 2001, the last sale price of our common stock on the OTC Bulletin Board was $.19 per share.

Investing in the common stock offered in this prospectus involves a high degree of risk. You should consider carefully the "risk factors" contained in this prospectus beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                    The date of this prospectus is May , 2001

We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where this offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, references to the "Company", "we", "us" and "our" refer to Pick-Ups Plus, Inc., a Delaware corporation.


                                TABLE OF CONTENTS
                                                                            Page

Prospectus Summary .......................................................    1
Risk Factors .............................................................    3

  We have had losses in the fiscal years ended December 31, 2000 and 1999
and there is a risk we may never become profitable .......................    4

  We may need to raise additional funds in the future for our operations and if we are unable to secure such financing, we may not be able to
support our operations ...................................................    4

  As a franchisor we must comply with federal and state franchise regulations and if we should fail to materially comply with such regulations we may not
be able to continue to franchise our pick ups plus stores ................    4

  We do not have employment agreements with any of our officers or employees and if we are unable to retain our management team our business
operations and our growth objectives may be adversely affected ...........    5

  Our officers and directors have limited liability and have indemnity
rights ...................................................................    5

  Because many of our competitors are larger and have greater financial and other resources than we do, we may not be able to successfully compete
with them ................................................................    5

  The exercise of our put rights to Cornell Capital Partners LP may
substantially dilute the interests of other security holders .............    5

  The sale of material amounts of our common stock could reduce the price
of our common stock and encourage short sales ............................    5

  The exercise of our equity line agreement may make it difficult to
evaluate a shareholder's equity position in our company...................    6

  Shares of our total outstanding shares that are restricted from immediate resale but may be sold into the market in the future could cause the market price of our common stock to drop significantly, even if our
business is doing well ...................................................    6

  We may, in the future, issue additional shares of our common stock which would reduce investors percent of ownership and may dilute our share
value ....................................................................    6

  The shares available for sale immediately by the selling securityholders
could significantly reduce the market price of our common stock ..........    6

  We may be unable to obtain sufficient funds from the Cornell equity line
agreement to meet our liquidity needs ....................................    7

  The exercise of outstanding warrants to purchase 100,000 shares of our common stock may adversely affect the public market for our
common stock .............................................................    7

  Selling securityholders may sell securities at any price or time which
may have an adverse effect on the price of our common stock ..............    7

  Since we have not paid any dividends on our common stock and do not intend to do so in the foreseeable future, a purchaser in this offering will only realize an economic gain on his or her investment from an
appreciation, if any, in the market price of our common stock ............    7

  Because shares of our common stock trade under $5.00, the application of the "penny stock regulation" could adversely affect the market price of our common stock and may affect the ability of holders of our common
stock to sell their shares ...............................................    7

  In the future, the authorization of our preferred stock may have an
adverse effect on the rights of holders of our common stock ..............    8

Disclosure Regarding Forward Looking Statements ..........................    8
Use of Proceeds ..........................................................    9
Management's Discussion and Analysis of Financial Condition
 and Results of Operations ...............................................    9
Business .................................................................   13
Management ...............................................................   18
Security Ownership of Certain Beneficial Owners and Management ...........   20
Certain Relationships and Related Transactions ...........................   21
Selling Securityholders ..................................................   21
Plan of Distribution .....................................................   26
Description of Securities ................................................   28
Where You Can Find More Information ......................................   30
Legal Matters ............................................................   30
Experts ..................................................................   31
Index to Financial Statements ............................................  F-1

                                  ------------

                      Dealer Prospectus Delivery Obligation

         Until _______, 2001; all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY
                               ------------------

         The following is a summary of certain information found elsewhere in this prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this prospectus, which should be read in its entirety.

Our company

         We are a franchisor, wholesaler, retailer and installer of accessories for trucks and sports utility vehicles. We currently have seven franchised stores which are located in Kentucky, Indiana, Iowa, Oregon, Ohio, Idaho and California and three company-owned stores in Ohio, Indiana and Kentucky which serve as prototype stores for our franchise system.

         We were incorporated in Delaware on February 22, 1993 under the name Mr. Pickup Co. and on October 31, 1994 we amended our certificate of incorporation to change our name to Pick-Ups Plus, Inc.

         Our principal executive offices are located at 5181 Natorp Boulevard, Mason, Ohio 45040. Our telephone number is: (513) 398-4344 and our fax number is
(513) 398-4271. We maintain an Internet Web site located at http://www.pickupsplus.com. Information contained on our Web site is not part of this prospectus.

                                  THE OFFERING

         On March 29, 2001 we entered into an equity line of credit agreement(the "Equity Line Agreement") with Cornell for the future issuance and purchase of shares of our common stock. Our Equity Line Agreement entitles us to sell and Cornell to purchase, from time to time, up to $5,000,000 of our common stock. Our ability to require Cornell to purchase our stock is subject to certain limitations based on the market price and trading volume of our common stock. Beginning on the date that a registration statement covering the resale of the shares issuable pursuant to the Equity Line Agreement is declared effective by the Commission, and continuing for twenty-four (24) months thereafter, we may, from time to time, in our sole discretion, sell or "put" shares of our common stock to Cornell at a purchase price equal to 91% of the lowest closing bid price of our common stock as reported by Bloomberg L.P. for the ten (10) consecutive trading days after the date that we deliver to Cornell an advance notice or a put requiring them to advance funds to us, subject to the terms of the Equity Line Agreement. Cornell has agreed not to assign or in any way transfer its rights to the securities of the Equity Line Agreement. Pursuant to the Equity Line Agreement, we have filed a registration statement for up to 25,000,000 shares of our common stock which we may sell to Cornell pursuant to the Equity Line Agreement, which Cornell may offer to the public through this prospectus.

         Pursuant to the Equity Line Agreement we also issued 500,000 shares of our common stock to Yorkville and issued to Yorkville a five year warrant to purchase 100,000 shares of our common stock exercisable at $.33 per share. The warrants provide that in no event shall the holder of the warrant be entitled to exercise the warrant for a number of shares of common stock which upon giving effect to that exercise would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock except within 60 days of the warrants' expiration date. Such warrants may not be transferred or assigned without compliance with applicable federal and state securities laws by the transferor and the transferee.

         On March 29, 2001, we entered into a Placement Agent Agreement with the May Davis Group, Inc. ("May Davis"), a licensed NASD member firm, to sell up to an aggregate of $500,000 in principal amount of 5% convertible debentures (the "Debentures"). The Debentures will be due in 2006 and interest on the Debentures will be computed on the basis of a 365 day year. The Debentures will be convertible at a conversion price equal to either (a) $.50 per share or (b) an amount equal to eighty percent (80%) of the lowest five (5) closing bid prices of the common stock for the twenty (20) trading days immediately preceding the conversion date. The conversion price and the number of shares of common stock underlying the Debentures are subject to adjustment for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to our common stock.

         Pursuant to the Placement Agent Agreement we paid to May Davis a placement fee of $30,000 equal to 10% of the aggregate amount of debentures sold. We also issued five year warrants to May Davis to purchase an aggregate of 100,000 shares of our common stock exercisable at $.33 per share; however, such warrants were subsequently cancelled and reissued to Yorkville pursuant to our Equity Line Agreement.


Number of shares of common
common stock outstanding prior
to this offering                          13,326,182 shares (1)


Common stock offered by
selling securityholders                   32,600,000 shares (2)


Use of Proceeds                           We will not receive any proceeds from
                                          the sale of the shares of common stock
                                          registered in this prospectus other
                                          than what we will receive upon the
                                          exercise of 100,000 outstanding
                                          warrants and what we will receive when
                                          we put shares to Cornell pursuant to
                                          our Equity Credit Line Agreement.

Plan of Distribution                      The offering of our shares of common
                                          stock is being made by our
                                          shareholders who wish to sell their
                                          shares. Sales of our common stock may
                                          be made by the selling securityholders
                                          in the open market or in privately
                                          negotiated transactions and at prices,
                                          fixed prices or negotiated prices.

Risk Factors                              There are substantial risk factors
                                          involved in investing in our company.
                                          For a discussion of certain factors
                                          you should consider before buying
                                          shares of our common stock, see the
                                          section entitled "Risk Factors".

OTC Bulletin Board Symbol                 "PUPS"

--------------

(1) Such figure does not include does not include (i)up to 25,000,000 shares of our common stock to be issued to Cornell in connection with our Equity Line Agreement(ii) shares issuable upon the exercise of warrants granted to Yorkville to purchase an aggregate of 100,000 shares of our common stock exercisable at $.33 per share and (iii) up to 7,000,000 shares of our common stock issuable upon the conversion of outstanding 5% convertible debentures in the principal aggregate amount of $300,000.

(2) Such figure includes (i)up to 25,000,000 shares of our common stock to be issued to Cornell in connection with our Equity Line Agreement(ii) shares issuable upon the exercise of warrants granted to Yorkville to purchase an aggregate of 100,000 shares of our common stock exercisable at $.33 per share and (iii) up to 7,000,000 shares issuable upon the conversion of outstanding 5% convertible debentures in the principal aggregate amount of $300,000.

Selected Financial Data

The following information is taken from our audited financial statement as of December 31, 1998, 1999 and 2000 and our unaudited financial statements for the period ended March 31, 2001. The financial information set forth below should be read in conjunction with the more detailed financial statements (including notes thereto) appearing elsewhere in this prospectus and should be read along with the section entitled Management's Discussion and Analysis of Financial Condition and Results of Operations.


                                    Period                       Years Ended
                                    Ended                        December 31,
                                March 31, 2001   --------------------------------------------
                                 (Unaudited)         2000            1999            1998
                                 ------------    ------------    ------------    ------------
Income Statement Data:

Revenues                         $    452,632    $  1,549,691    $    954,190    $    318,239
Costs and Expenses                    686,675       2,696,038       1,229,967         331,745

Net Income (Loss)                    (234,043)     (1,146,347)       (275,777)        (13,506)
Income (Loss) Per Share                  (.02)           (.15)           (.04)             --
Average Shares Outstanding         12,866,607       7,533,673       6,751,050       6,184,291


Balance Sheet Data:
Cash                             $     46,047    $    291,743    $     11,188    $     37,113
Working Capital (Deficit)             612,709         414,117        (144,411)        104,594
Total assets                          482,501         727,177          94,066         134,717
Long Term Debt                        164,677         193,566          52,216          24,781
Shareholder's Equity (Deficit)        465,070        (279,407)       (156,757)        105,634


                                  RISK FACTORS

         An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the following risks and the other information contained in this prospectus before investing in the common stock offered hereby. The price of our common stock could decline due to any of these risks, and you could lose all or part of your investment. You also should refer to the other information included in this prospectus, including the financial statements and related notes.

         If any of the events described below were to occur, our business, prospects, financial condition or results of operations or cash flow could be materially adversely affected. When we say that something could or will have a material adverse effect on it, we mean that it could or will have one or more of these effects.

GENERAL RISKS

WE HAVE HAD LOSSES IN THE FISCAL YEARS ENDED DECEMBER 31, 2000 AND 1999 AND THERE IS A RISK WE MAY NEVER BECOME PROFITABLE.

         We had a loss of $13,506 for the year ended December 31, 1998, a loss of $275,777 for the year ended December 31, 1999, and a loss of $1,146,347 for the fiscal year ended December 31, 2000. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. Our future operations may not be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our franchised stores. We may not achieve our business objectives and the failure to achieve our goals would have an adverse impact on us.


WE MAY NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE FOR OUR OPERATIONS AND IF WE ARE UNABLE TO SECURE SUCH FINANCING, WE MAY NOT BE ABLE TO SUPPORT OUR OPERATIONS.

         Future events, including the problems, delays, expenses and difficulties frequently encountered by companies, may lead to cost increases that could make our funds insufficient to support our operations. We may seek additional capital, including an offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity. We have not established a limit as to the amount of debt we may incur nor have we adopted a ratio of our equity to a debt allowance. If we need to obtain additional financing it may not be available from any source, it may not be available on terms acceptable to us, and an offering of our securities may not be successful. If additional funds are raised through the issuance of equity securities, there may be a significant dilution in the value of our outstanding common stock. We could suffer adverse consequences if we are unable to obtain additional capital when needed.


AS A FRANCHISOR WE MUST COMPLY WITH FEDERAL AND STATE FRANCHISE REGULATIONS AND IF WE SHOULD FAIL TO MATERIALLY COMPLY WITH SUCH REGULATIONS WE MAY NOT BE ABLE TO CONTINUE TO FRANCHISE OUR PICK UPS PLUS STORES.

         The offer and sale of franchises is subject to extensive federal and state laws and substantial regulation under those laws by government agencies, including the Federal Trade Commission ("FTC")and various state authorities. Pursuant to FTC regulations, we are required to furnish to prospective franchisees a current franchise offering disclosure document containing information prescribed by the FTC. We use Uniform Franchise Offering Circulars to satisfy this disclosure obligation. In addition, in certain states, we are required to register or file with those states and to provide prescribed disclosures. We are required to update our offering disclosure documents to reflect the occurrence of material events. The occurrence of any material event may from time to time require us to cease offering and selling franchises until the disclosure document relating to our franchising business is updated. We may not be able to update our disclosure documents (or in the case of any newly acquired franchising business, prepare an adequate disclosure document) or become registered in certain states in a time frame consistent with our expansion plans, we may be required to cease offering and selling franchises and we may not be able to comply with existing or future franchise regulation in any particular state, any of which could have an adverse effect our results of operation.

WE DO NOT HAVE EMPLOYMENT AGREEMENTS WITH ANY OF OUR OFFICERS OR EMPLOYEES AND IF WE ARE UNABLE TO RETAIN OUR MANAGEMENT TEAM OUR BUSINESS OPERATIONS AND OUR GROWTH OBJECTIVES MAY BE ADVERSELY AFFECTED.

         Our success in achieving our growth objectives depends upon the efforts of our top management team including the efforts of John Fitzgerald, our president, as well as other of our management members. We do not have employment agreements with our officers or employees. The loss of the services of any of these individuals may have a material adverse effect on our business, financial condition and results of operations. We may not be able to maintain and achieve our growth objectives should we lose any or all of these individuals' services.

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS

         Our certificate of incorporation and by-laws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.

BECAUSE MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO, WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE WITH THEM.

         The wholesale/retail industry for the accessories of trucks and sports utility vehicles is extremely competitive and includes several companies which have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, have substantially greater financial, development and marketing resources than we do. If we compete with our competitors for the same geographical markets, their financial strength and brand name recognition could prevent us from capturing these markets. If overall demand for our products should decrease it could have a material adversely affect on our operating results.

INVESTMENT RISKS

THE EXERCISE OF OUR PUT RIGHTS TO CORNELL CAPITAL PARTNERS LP MAY SUBSTANTIALLY DILUTE THE INTERESTS OF OTHER SECURITY HOLDERS.

         Subject to certain terms and conditions of our Equity Line Agreement, we intend to issue shares of our common stock to at a price equal to 91% of the lowest closing bid price of our common stock as reported by Bloomberg L.P. for the ten (10) consecutive trading days after the date that we deliver to Cornell an advance notice or a put requiring Cornell to advance funds to us. Accordingly, the exercise of our put rights may result in substantial dilution to the interests of the other holders of our common stock. Depending on the price per share of our common stock during the twenty-four month term of our Equity Line Agreement, we may need to register additional shares for resale.

THE SALE OF MATERIAL AMOUNTS OF OUR COMMON STOCK COULD REDUCE THE PRICE OF OUR COMMON STOCK AND ENCOURAGE SHORT SALES.

         When we exercise our advance/put rights and sell shares of our common stock to Cornell, if and to the extent that Cornell sells the common stock, our common stock price may decrease due to the additional shares in the market. If the price of our common stock decreases, and if we decide to exercise our right to put shares to Cornell, we must issue more shares of our common stock for any given dollar amount invested by Cornell. This may encourage short sales, which could place further downward pressure on the price of our common stock.

THE EXERCISE OF OUR EQUITY LINE AGREEMENT MAY MAKE IT DIFFICULT TO EVALUATE A SHAREHOLDER'S EQUITY POSITION IN PICK UPS PLUS.

         The percentage of our common stock held by a shareholder on any given day may be substantially different from another day depending on our closing bid prices, as the number of shares of our common stock issuable to Cornell pursuant to our Equity Line Agreement may vary significantly from day to day.


SHARES OF OUR TOTAL OUTSTANDING SHARES THAT ARE RESTRICTED FROM IMMEDIATE RESALE BUT MAY BE SOLD INTO THE MARKET IN THE FUTURE COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

         As of May 1, 2001 we had 13,326,182 shares of our common stock issued and outstanding, 7,906,932 of which are "restricted securities". Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of
(a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not our affiliate sells is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning us. In that event, "restricted securities" would be eligible for sale to the public at an earlier date. As restrictions on resale end, the market price of our common stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.


WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WHICH WOULD REDUCE INVESTORS PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

         Our certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common or preferred stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

THE SHARES AVAILABLE FOR SALE IMMEDIATELY BY THE SELLING SECURITYHOLDERS COULD SIGNIFICANTLY REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

         The market price of our common stock could drop if substantial amounts of shares are sold in the public market or if the market perceives that those sales could occur. A drop in the market price could adversely affect holders of our common stock and could also harm our ability to raise additional capital by selling equity securities. We have 13,326,182 shares of our common stock outstanding and there are warrants outstanding to purchase an aggregate of 100,000 shares of our common stock, exercisable at $.33 per share. The exercise of these warrants at a price less than the market price could dilute the value of outstanding shares and depress the market price. The perception that these warrants may be exercised for or converted into common stock that could be sold into the public market could adversely affect the market price of our common stock. In addition, after a one-year holding period, shares held by our non-affiliates will become eligible for trading, pursuant to Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission, without any additional payment to us or any increase in our capitalization.

WE MAY BE UNABLE TO OBTAIN SUFFICIENT FUNDS FROM THE CORNELL EQUITY LINE AGREEMENT TO MEET OUR LIQUIDITY NEEDS.

         The future market price and volume of trading of our common stock limits the rate at which we can obtain funding from Cornell under our Equity Line Agreement. Furthermore, we may be unable to satisfy the conditions contained in the Equity Line Agreement, which would result in our inability to draw down money on a timely basis, or at all. If the price of our common stock declines, or trading volume in our common stock is low, we will be unable to obtain sufficient funds to meet our liquidity needs.

THE EXERCISE OF OUTSTANDING WARRANTS TO PURCHASE 100,000 SHARES OF OUR COMMON STOCK MAY ADVERSELY AFFECT THE PUBLIC MARKET FOR OUR COMMON STOCK.

         As of the date of this filing, there are warrants outstanding to purchase 100,000 shares of our common stock at an exercise price of $.33 per share. All of these warrants have registration rights and we are registering the shares underlying those warrants in a registration statement. The exercise of our outstanding warrants will dilute the percentage ownership of our stockholders, and any sales in the public market of shares of common stock underlying those securities may adversely affect prevailing market prices for the common stock. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of those outstanding securities can be expected to exercise their respective rights at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the securities.

SELLING SECURITYHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME WHICH MAY HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         After effectiveness of this prospectus, the non-affiliated selling securityholders may offer and sell their shares at a price and time determined by them without subject to Rule 144. The timing of sales and the price at which the shares are sold by the selling securityholders could have an adverse effect upon the public market for our common stock. See "Plan of Distribution".

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FORESEEABLE FUTURE, A PURCHASER IN THIS OFFERING WILL ONLY REALIZE AN ECONOMIC GAIN ON HIS OR HER INVESTMENT FROM AN APPRECIATION, IF ANY, IN THE MARKET PRICE OF OUR COMMON STOCK.

         We have never paid, and have no intentions in the foreseeable future to pay, any cash dividends on our common stock. Therefore an investor in Pick Ups Plus, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

BECAUSE SHARES OF OUR COMMON STOCK TRADE UNDER $5.00, THE APPLICATION OF THE "PENNY STOCK REGULATION" COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND MAY AFFECT THE ABILITY OF HOLDERS OF OUR COMMON STOCK TO SELL THEIR SHARES.

         Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if our securities maintain a market price of $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

IN THE FUTURE, THE AUTHORIZATION OF OUR PREFERRED STOCK MAY HAVE AN ADVERSE EFFECT ON THE RIGHTS OF HOLDERS OF OUR COMMON STOCK.

         We may, without further action or vote by our shareholders, designate and issue additional shares of our preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of us or the removal of our management more difficult and discharge hostile bids for control of us which bids might have provided shareholders with premiums for their shares.


                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements included in this prospectus regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future demand for our services and products, supply, costs, marketing and pricing factors are all forward-looking statements. When we use words like "intend," "anticipate," "believe," "estimate," "plan" or "expect," we are making forward- looking statements.

         We believe that the assumptions and expectations reflected in the above stated forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have disclosed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" and elsewhere in this prospectus. You should understand that forward-looking statements made in connection with this offering are necessarily qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.

                                 USE OF PROCEEDS

         The shares of common stock covered by this prospectus are to be sold by our shareholders and we will not receive any proceeds from their sales other than $33,000 we might receive upon the exercise of their warrants to purchase shares of our common stock and up to $5 million we may receive pursuant to our Equity Line Agreement if we choose to put shares to Cornell subject to the terms and conditions of our Equity Line Agreement. We intend to use the proceeds from puts to Cornell and the exercise of the warrants for working capital and other general corporate purposes.

                         PRICE RANGE OF OUR COMMON STOCK

Market Information

         Our common stock is quoted on the OTC Bulletin Board under the symbol "PUPS". The following table sets forth the range of high and low bid quotations of our common stock, as reported on the OTC Bulletin Board, for the periods indicated. The prices represent inter-dealer quotations, which do not include retail markups, markdowns or commissions, and may not represent actual transactions.

common stock
                                                  High           Low
2000
----

First Quarter ...............................    $4.00          $3.50
Second Quarter ..............................    $3.875         $0.9062
Third Quarter ...............................    $1.9375        $0.3125
Fourth Quarter ..............................    $0.843         $0.218

2001
----

First Quarter ...............................    $0.8438        $.2812


SECURITY HOLDERS

         At May 1, 2001 there were 13,326,182 shares our common stock outstanding which were held by approximately eighty-three stockholders of record.


DIVIDEND POLICY

         We have not paid any dividends on our common stock, and it is not anticipated that any dividends will be paid in the foreseeable future. Our board of directors intends to follow a policy of using retained earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our board of directors in light of conditions then existing, including our earnings, if any, financial condition, capital requirements and other factors.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our financial statements and the related notes. The matters discussed in this section that are not historical or current facts deal with potential future circumstances and developments. Such forward-looking statements include, but are not limited to, the development plans for our growth, trends in the results of our development, anticipated development plans, operating expenses and our anticipated capital requirements and capital resources. Our actual results could differ materially from the results discussed in the forward-looking statements.

GENERAL:

Pick-Ups Plus, Inc., formed in 1993, is a franchisor, wholesaler, retailer and installer of accessories for trucks and sports utility vehicles. We currently have seven operating franchised stores that are located in Iowa, Oregon, Indiana, Ohio, Kentucky, Idaho and California; an agreement for a new location in Illinois; and three company-owned stores in Ohio (acquired in September 1998, as the prototype store), Kentucky (acquired in May 2000) and Indiana (acquired in August 2000). These acquisitions were recorded under the purchase method of accounting and accordingly, revenues and expenses of these stores have been included in operations from the respective dates of acquisition.

RESULTS OF OPERATIONS
Year ended December 31, 1999 compared to December 31, 1998:

Our revenues for the years ended December 31, 1999 and 1998 resulted primarily from the net sales generated by our retail stores, from initial franchise fees and from continuing royalty payments. Total revenues increased to $954,000 in 1999 from $318,000 in 1998, an increase of 200%. Management attributes this increase to the opening of new stores.

Cost of sales as a percentage of retail sales for 1999 was approximately 73% while for 1998 it approximated 63%. This increase in cost was primarily due to product mix. Management intends to closely monitor purchases in future periods.

Selling, general and administrative expenses increased from $203,000 in 1998 to $600,000 in 1999 as we hired more personnel and experienced increased professional fees due to becoming a public company.

During the year ended December 31, 1999, we incurred $20,000 of interest costs as compared to no costs for 1998. This interest was due to borrows under a bank line of credit and various equipment financings.

For the year ended December 31, 1999, we reflected a net loss of $276,000 or $.04 per share. For the year ended December 31, 19998, we reflected a loss of $13,506 or -0- per share. The reasons for the increased loss in 2000 can be derived from the discussion above.

Year ended December 31, 2000 compared to December 31, 1999:

Revenues for both 2000 and 1999 consist primarily of net sales generated by our retail store. Revenues are also derived from our initial franchise fees and continuing royalty fees. Revenues increased by $595,501 (62%), from $954,190 in 1999 to $1,549,691 in 2000. This increase in revenues is partially attributable to the acquisitions of the retail stores as discussed earlier.

The increase in costs of sales of $304,605, from $610,373 to $914,978 is also primarily due to the costs of the company-owned stores as discussed above.

Selling, general and administrative expenses increased by $1,077,803 when comparing 2000 to 1999, primarily due to the following: (i) increased expenses associated with the acquisitions of the two retail stores representing approximately $238,000 of the overall increase; (ii) the continuation of an aggressive advertising program to help accelerate the name recognition of Pick-Ups Plus, Inc. as well as the franchise opportunity, which resulted in an increase of approximately $145,000; (iii) the addition of four (4) employees needed for the franchise development and accounting departments as well as an increase in executive compensation which resulted in increased payroll costs of $184,000 and (iv) professional fees which increased by approximately $123,000, due primarily to expenses relating to the filings required by a public company. In addition, we issued shares of our common stock to certain employees and other professionals as compensation, which resulted in a non-cash charge of $233,000.

We were able to recover royalties receivable, which were written off in prior years, aggregating $70,578. This recovery was the result of the acquisition of the operations of the Kentucky store, which was consummated on May 1, 2000. Interest expense of $55,194 in 2000, represented an increase over the prior year of $35,267 and is a result of the borrowings under the note payable to a bank as well as the result of equipment purchased and financed through loans.

As a result of the above we reflected a net loss of $1,146,347 or $.15 per share in 2000, as compared to a net loss of $275,777 ($.04 per share) for 1999.

Period Ended March 31, 2001 compared to the period ended March 31, 2000:

RESULTS OF OPERATIONS:

Revenues for the three-month period ended March 31, 2001 increased to $414,764 from $196,365 for the three-month period ended March 31, 2000. Total revenues for the three-month period ended March 31, 2001 increased by 105% when compared to the same period of the previous year. Revenues consisted of net sales generated by the retail stores as well as initial franchise fees and continuing royalty fees.

The costs of sales for the three-month period ended March 31, 2001 increased to $264,350 from $147,270 for the three-month period ended March 31, 2000. Costs of sales, as a percentage of retail sales, was 64% and 75% for the three-month periods ended March 31, 2001 and 2000, respectively.

Selling, general and administrative expenses increased from $184,549 for the three-month period ended March 31, 2000 to $409,018 for the three-month period ended March 31, 2001, an increase of $224,469 primarily due to the following:
(i) the continuation of an aggressive advertising program to help accelerate the brand name recognition of Pick-Ups Plus, Inc. as well as the franchise opportunity which resulted in increased expenses as discussed above; (ii) increase in professional fees due primarily to expenses relating to the ongoing requirements of a publicly held company and (iii) additional overhead expenses associated with the new stores in Kentucky and Indiana which were acquired in May 2000 and August 2000, respectively.

Interest expense for the three-month period ended March 31, 2001 increased to $13,370 from $5,081 for the three-month period ended March 31, 2000. Such increase in interest expense is a result of our borrowings under our bank credit lines as well as the result of equipment purchased and financed through loans.

We reflected a net loss of $234,043 ($.02 per share) for the three-month period ended March 31, 2001 as compared to a net loss of $45,243 ($.01 per share) for the three-month period ended March 31, 2000.

LIQUIDITY AND CAPITAL RESOURCES:

As of March 31, 2001, we had total current liabilities of $782,894 and had total current assets of $170,185 with our liabilities exceeding its assets by $612,709.

As of December 31, 2000, our current liabilities were $813,018 and total assets were $398,901 with our liabilities exceeding our then current assets by $414,117.

We used $119,000 in cash to support our operating needs and were able to reduce our borrowings by $124,000 in 2001. During 2000, we used $107,000 in cash for operations which was offset by the proceeds from the sale of warrants to purchase shares of our common stock.

On March 29, 2001,we entered into a Placement Agent Agreement with the May Davis Group, Inc., an NASD member firm, to assist in the sale of our 5% convertible debentures up to an aggregate principal amount of $500,000. In addition, on March 29, 2001, we entered into an Equity Line of Credit Agreement with Cornell Capital Partners LP ("Cornell")whereby we, subject to certain conditions and limitations, can sell or put to Cornell, from time to time, up to $5 million of our common stock subject to certain market limitations and conditions. Pursuant to the Equity Line of Credit Agreement, we have agreed to pay to Yorkville Management Advisors LLC, a fee equal to 2% of each installment amount invested by Cornell and issued to Yorkville a five year warrant to purchase 100,000 shares of our common stock exercisable at $.33 per share.

Under the terms of a registration rights agreement, dated March 29, 2001 entered in connection with the Equity Line Agreement, we are required to file with the Commission a registration statement to register the resale of shares of common stock purchased by Cornell upon the exercise of each put option. Such registration statement must be declared effective by the Commission prior to the first sale to the investor of the common stock sold pursuant to the Equity Line Agreement. In addition, Yorkville is entitled to certain "piggyback" registration rights with respect to the resale of shares of common stock issuable upon exercise of certain warrants received in consideration of its services.

Management believes that the above-described actions will provide us with our immediate financial requirements to enable us to continue as a going concern. In the event that we are unable to raise additional funds, we could be required to either substantially reduce or terminate our operations.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. In the event a material trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

OTHER:

Except for historical information contained in this prospectus, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Potential risks and uncertainties include factors as the level of business and consumer spending, the amount of sales of our products, the competitive environment within the automotive aftermarket industry, our ability to continue to expand our operations, the level of costs incurred in connection with our expansion efforts, economic conditions and the financial strength of our customers and suppliers. Investors are directed to consider other risks and uncertainties discussed in documents filed by us with the Securities and Exchange Commission.

                               THE COMPANY
BUSINESS

         In 1993, Fitzgerald Urethanes, Inc. opened a retail store for trucks and sports utility vehicle accessories in Cincinnati, Ohio, which did business as Pick-Ups Plus. On February 22, 1993, John Fitzgerald founded Mr. Pickup Co. to act as a franchisor of similar stores and, on October 3,1994, amended the certificate of incorporation of Mr. Pickup Co. to change its name to Pick-Ups Plus, Inc. In September 1998 we acquired the Pick-Ups Plus prototype store from Mr. Fitzgerald in order to consolidate its operations with that of the franchise system.

         We sold our first franchise, located in Florence, Kentucky, in 1996. The following year, we sold two additional franchises, one in South Bend, Indiana and the other in Des Moines, Iowa. In 1998, we added new franchises in Portland, Oregon and in Pittsburgh, Pennsylvania; however, we have terminated our franchise arrangement with the franchisee in Pennsylvania. In 1999 and 2000 we added franchises in California, Idaho, Ohio and Indiana. In 2001 we added an additional franchise in Kentucky and executed a franchise agreement for a location in Springfield, Illinois. We currently have seven operating franchised locations operated by independent franchisees. We currently maintain three company-owned stores in Ohio, Indiana and Kentucky which serve as prototype stores for our franchise system.

         We are a Delaware corporation with our executive offices located at 5181 Natorp Boulevard, Mason, Ohio 45040. Our telephone number is (513) 398-4344 and our fax number is (513) 398-4271. We maintain an Internet Web site located at http://www.pickupsplus.com.


OUR FRANCHISE SYSTEM

         THE TYPICAL FRANCHISE UNIT. While each store within our franchise system is unique in many aspects, there are several similarities from one franchise unit to the next. This section presents a profile of the "typical" store within the Pick-Ups Plus franchise system.

         FACILITIES. The Picks-Ups Plus store is designed and merchandised to be a toy store for pick-up truck and sports utility vehicle enthusiasts. Each store offers a wide selection of automotive products and is designed to cover a broad range of specific vehicle applications. Products are displayed for maximum appeal, profitability, and traffic flow. The typical store features approximately 4,000 square feet of space, with 1,500 feet devoted to the retail showroom, 2,000 feet to the installations facility, and 500 feet for storage, common area, and office use.

PRODUCTS AND SERVICES

         ACCESSORIES - The typical Pick-Ups Plus store, consisting of 4,000 square feet of space, offers a variety of merchandise to accessorize trucks and sports utility vehicles. Popular product categories include: grille accessories, running boards, chrome light bars, fiberglass fender flares, ladder racks, bug guards, heavy-duty floor mats, oversized visors, headlight covers, toolboxes, bed liners, caps and step bars.

         INSTALLATION - Each store's installation service is an important profit center. Products typically installed at the stores include: running boards, bug shields and tonnue tops.

         STAFFING. The franchisee is on-site during the vast majority of, if not all, hours of operation, is responsible for all operations, and has direct responsibility for marketing, financing, hiring personnel and product purchasing. The franchisee is also active with in-store selling, merchandising, and customer service. The typical owner-operator takes his compensation in the form of the store's distributed profits.

         In addition to the franchisee, a typical store employs three full-time associates who assist in managing in-store sales and customer service. The sales associates are trained in customer-oriented selling techniques and must remain highly-informed regarding all of the stores products and services.

         MARKETING AND ADVERTISING. We believe that each store serves as a marketing tool for our products and for the franchise opportunity. We design and build our franchised stores with a high visual impact and our products are merchandised for maximum appeal and in accordance with in-store traffic. Uniformed and trained sales associates remain readily available to help customers with product selection.

         Store-level advertising efforts are supplemented by advertisements developed and placed by the franchiser. Store-initiated advertising may include, but not be limited to utilizing print media such as multi-page catalogs, television, radio commercials, newspaper advertisements and various in-store promotions.

         Pick-Ups Plus stores try to generate maximum productivity from their client bases by maintaining detailed information about all past and current customers. Mailings are sent regularly to these customers promoting new products and services or other special promotions. Promotional post cards are sent to acquired lists of new truck and sport utility vehicle owners in the market areas.

         FRANCHISE FEES. The fee for the rights to establish a Pick-Ups Plus franchise store location is $25,000, payable upon the signing of the franchise agreement and before the commencement of training or franchise operations. Royalties, equal to 6% of the franchisee's previous week sales, are paid on a weekly basis.

         OTHER RESPONSIBILITIES. To insure the success of our franchisees and the system in general, we require that our franchisees meet certain additional requirements, for example, the allocation of a minimum marketing budget (at least $1,500 per month or 4% of gross sales, whichever is larger) and the acquisition of proper insurance coverage (including a minimum of $1 million coverage each for general aggregate, product, and personal injury coverage).

COMPANY SUPPORT

         MARKET-TESTED PRODUCTS AND OPERATIONS APPROACH - Since 1993, we have refined all aspects of store operations, including merchandising, product/service mix, and promotional materials. A 187 page operations manual covering all aspects of operations serves as the franchisee's first source of reference for operational questions.

         TRAINING - Our franchisees receive 18 days of intensive training and orientation. Training covers all aspects of operations including: store operations, ordering inventory, inventory control, installation of products sold, store maintenance and merchandising (in-store training), office procedures, forms, ordering items (in-store training), sales training, and dealing with customers and employees.

         CONTINUED MANAGEMENT SUPPORT - Support efforts include regular operational visits and phone consultations from Mr. Fitzgerald, our president and chief executive officer, and other support professionals. Helpful management information is also distributed through regular educational seminars, conferences, bulletins, and newsletters. We host an informative Internet Web site located at http://www.pickups-plus.com that all franchisees have access to. On our Web site, the franchisee can exchange sales tips, installation tips, access information about other franchise stores, managers and supplier information. Additionally, the Web site gives the franchisees the ability to communicate directly with us and other franchisees through an on-line mailbox system.

         CONTINUED MARKETING SUPPORT - Franchisees benefit from our overall marketing efforts. Our corporate marketing campaign attempts to create awareness and positive perceptions that are then amplified by the franchisees' own local marketing efforts. Our franchisees benefit from their affiliation with a larger, recognizable organization.

         BUYING POWER - Through our vendor relationships, we enable our franchisees to purchase items in small quantities at significant discounts normally reserved for volume purchases. Our franchisees are not required to purchase products from us. Our key suppliers for pick up truck parts and accessories include Keystone, Swiss Caps and Blacksmith.

         SITE SELECTION - We offer our franchisees assistance with site selection, market analysis, specific site evaluation, and lease negotiations. Substantially all of our Pick-Ups Plus stores are based on standard store formats resulting in generally consistent appearance, merchandising and product mix.

         STORE OPENING - We assist our franchisees in designing layouts and merchandising their stores. We help the franchisees identify preferred vendors for fixtures, insurance, and other pre-opening requirements. We also provide on-site store opening assistance for the first week of the franchisee's operations.

         FRANCHISE AGREEMENT - The initial term of the franchise agreement is for five (5) years and may be renewed by the franchisee for an additional five(5) years. We may terminate a franchise agreement in the event the franchisee breaches the terms of the franchise agreement.

STORE LOCATIONS

         We have three company-owned stores located at 11370 Reading Road, Cincinnati, Ohio 45241; 107 E. McGalliard Road, Muncie, Indiana 47303; and 8047/ 8045A Connector Drive, Florence, Kentucky 41042.

         The following table sets forth the State locations of the Pick-Ups Plus stores as of the date of this filing:

State Location         Number of franchised stores      Company-owned stores
--------------         ---------------------------      --------------------
Indiana                             1                             1
Oregon                              1
Kentucky                            1                             1
Iowa                                1
Ohio                                1                             1
California                          1
Idaho                               1
----------------------------------------------------------------------------
Total                               7                             3

FRANCHISE MARKETING

         Our marketing strategy for franchise sales is based on the sale of individual franchise stores to business-minded individuals. We do not have any area development agreements to open multi-store franchises. We believe that the market opportunity for our Pick-Ups Plus stores is nationwide. We seek franchisees by attending franchise and business opportunity shows, advertising in national publications and through our Web site.

COMPETITION

         Franchising competition - We compete directly with many other local and national franchisors which also seek to sell their franchises or business opportunities to prospective franchisees. We are aware of only one other franchisor of truck accessory stores, a privately held company located in Winston-Salem, North Carolina.

         Merchandise competition - Our franchisees compete against local auto parts stores, specialized truck accessory stores and national auto parts chains such as AutoZone, Pep Boys and Discount Auto Parts. Major retailers, such as Wal- Mart, K-Mart and Sears also offer a limited selection of truck accessories. Some of our competitors are also general, full range, traditional department stores which carry automotive accessories. Certain of our competitors are larger in terms of sales volume, store size, resources and have been operating longer than we have. We believe that we maintain a competitive position in terms of depth and breadth of product line, price, quality of personnel and customer service.

TRADE NAMES AND SERVICE MARKS

         We currently hold a federal trademark registration from the United States Patent and Trademark Office (Reg. No: 1,939,005) for "PICK-UPS PLUS". Such trademark rights were issued to John Fitzgerald in November 1995 and, in May 1996, John Fitzgerald assigned his trademark rights to us for a twenty year term at a nominal cost. In addition, we hold copyrights in connection with all of our training manuals and materials which we consider proprietary products. We are not aware of any current use of similar marks. We also maintain a registered domain name for our Internet Web-site located at HTTP://WWW.PICKUPS-PLUS.COM.

REGULATION

         The offer and sale of franchises is subject to extensive federal and state laws and substantial regulation by government agencies, including the Federal Trade Commission ("FTC") and various state authorities. Pursuant to FTC regulations, we are required to furnish to prospective franchisees a current franchise offering disclosure document containing information prescribed by the FTC. We use Uniform Franchise Offering Circulars to satisfy this disclosure obligation. In addition, in certain states, we are required to register or file with those states and to provide prescribed disclosures. We are required to update our offering disclosure documents to reflect the occurrence of material events. The occurrence of material events may from time to time require us to cease offering and selling franchises until the disclosure document relating to such franchising business is updated. We may not be able to update our disclosure documents (or in the case of any newly acquired franchising business, prepare an adequate disclosure document) or become registered in certain states in a time frame consistent with our expansion plans, we may be required to cease offering and selling franchises or we may not be able to comply with existing or future franchise regulation in any particular state, any of which could have an adverse effect our results of operation.

         We are also subject to a number of state laws that regulate certain substantive aspects of the franchiser-franchisee relationship, such as termination, cancellation or non-renewal of a franchise (including requirements that "good cause" exist as a basis for the termination and that a franchisee be given advance notice of and a right to cure a default prior to termination) and may require the franchiser to deal with its franchisees in good faith, prohibit interference with the right of free association among franchisees, and regulate discrimination among franchisees in charges, royalties or fees. If we are unable to comply with the franchise laws, rules and regulations of a particular state relating to offers and sales of franchises, we will be unable to engage in offering or selling franchises in or from that state. Amendments to existing statutes and regulations, adoption of new statutes and regulations and our expansion into new states and foreign jurisdictions could require us to continually alter methods of operations at costs which could be substantial.

         We believe that we are in substantial compliance with federal and state franchising laws and the regulations. Failure to comply with those laws and regulations in the future could subject us to civil remedies, including fines or injunctions, as well as possible criminal sanctions, which would have a material adverse effect on us.

         Our retail operations and those of our franchisees are also subject to various federal, state and local laws affecting their retail businesses, including state and local licensing, labor, wage and hour, zoning, land use, construction and environmental regulations and various safety and other standards. Failure by us or our franchisees to comply with applicable regulations could interrupt the operations of the affected franchise or otherwise adversely affect the franchise or our business operations.

Employees

         As of May 1, 2001, we had approximately fourteen full time employees and nine part-time employees. We have never experienced a work stoppage and we believe that our employee relations are good. Our success depends to a large extent upon the continued services of our key managerial employees and salesmen. The loss of our personnel could have a material adverse effect on our business and our results of operations.

Properties

         We lease our principal executive office, located at 5181 Natorp Boulevard, Mason, Ohio 45040, at an annual rent of $30,801. The lease for our executive office expires in June 2005. Our Ohio based company-owned store is located at 11370 Reading Road, Cincinnati, Ohio 45241, is leased at an annual base rent of $26,400 and expires on March 31, 2002. Our Indiana based company-owned store is located at 107 E. McGalliard Road, Muncie, Indiana 47303, is leased at an annual base rent of $30,000 and expires in May 31, 2004. Our Kentucky based company- owned store is located at 8045A and 8047 Connector Drive, Florence, Kentucky 41042, is leased at an aggregate annual base rate of $66,720 and expires in September 2001. We believe that our leased properties are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

Legal Proceedings

         There is no current outstanding litigation in which we are involved in other than routine litigation incidental to ongoing business.

         On November 15, 2000 we entered into a non-exclusive financial advisory agreement with Morgan Brewer Securities Inc. ("Morgan Brewer"), a member of the National Association of Securities Dealers, Inc. On January 31, 2001, Morgan Brewer received an informal inquiry notice from the Securities and Exchange Commission. Morgan Brewer has responded to the inquiry and intends to fully cooperate with the SEC.

Transfer agent

         Our transfer agent is Florida Atlantic Stock Transfer, 7130 Nobb Hill Road, Tamarac, Florida 33321.


                                   MANAGEMENT

         The following table sets forth certain information regarding the members of our board of directors and its executive officers:

      Name             Age            Position
      ----             ---            --------

John Fitzgerald         55            President and Director

Robert White            54            Chief Financial Officer and Director

Sean Fitzgerald         30            Treasurer and Executive Vice President

Brian Glover            37            Vice President of Operations

         Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Our executive officers serve at the pleasure of the Board of Directors. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

         JOHN FITZGERALD has served as our President and a member of our Board of Directors since February 1993. In 1987, Mr. Fitzgerald founded, Fitzgerald Urethanes, Inc., a truck accessories store. Prior to working with us, Mr. Fitzgerald owned and operated Reaction Plastics, Inc., a plastics manufacturing company, which he sold in 1994. Prior to 1993, Mr. Fitzgerald held various positions including: International Urethane Director for H.C. Price (1976 to
1978); Eastern Sales Manager for Foam Systems, Inc. (1978 to 1984); and regional salesman for Owens-Corning Fiberglass (1972 to 1976). Mr. Fitzgerald has 30 years experience in sales and marketing and 15 years experience in management. Mr. Fitzgerald received a Bachelors degree in marketing from the University of Fort Lauderdale. John Fitzgerald is the father of Sean Fitzgerald, our treasurer and executive vice president.

         ROBERT WHITE has served as our chief financial officer and a director since March 2001. Since January 1994, Mr. White has served as the president of Robert L. White & Associates, an Ohio based accounting firm. Mr. White's firm has served as our accountant for the past four years. In 1972 Mr. White received his B.S. degree in accounting from the University of Cincinnati and is a registered Certified Public Accountant with the State of Ohio.

         SEAN FITZGERALD has served as our vice president since 1993 and serves as our Treasurer. Mr. Fitzgerald is primarily responsible for overseeing the daily operations of the Ohio based company-owned store, training franchisees on store operations and maintaining ongoing contact with franchisees to assist in their daily operation. Mr. Sean Fitzgerald also oversees all of our advertising and marketing programs. In 1996 Sean Fitzgerald received a Bachelors degree in marketing from the University of Cincinnati. Sean Fitzgerald is the son of John Fitzgerald, our president.

         BRIAN GLOVER has served as our vice president of operations and franchising since April 2000. From October 1996 through April 2000, Mr. Glover was a franchisee of a Pick-Ups Plus store located in Florence, Kentucky. From 1992 through 1996, Mr. Glover served as a sales manager for CMI Brokerage located in Norwood, Ohio. Mr. Glover received a Bachelors degree in telecommunications from Indiana University in 1986.

Involvement in Certain Legal Proceedings

         We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the total compensation that we have paid or accrued on behalf of our chief executive officer during the fiscal periods ending December 31, 1998, 1999 and 2000. Our president did not receive a salary and cash bonus in excess of $100,000 for services rendered during those fiscal years.

                           SUMMARY COMPENSATION TABLE
                             Long-Term Compensation
                           --------------------------


         Annual Compensation                  Awards        Payouts
         -------------------                  ------        -------
Name and                              Restricted
Principal                             Stock
Position(s)       Year    Salary($)   Bonus($) Other($) Awards(# shares)
                                               Compensation

John Fitzgerald,  2000    75,000
President         1999    50,000
                  1998    18,000

We do not have any long term compensation plans or stock option plans.

Director Compensation

         Our current directors do not receive compensation for their services as board members.

Employment Agreements

         We do not have any written employment agreements with our employees.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the date of this prospectus regarding the beneficial ownership of our common stock held by each of our executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock.

                            Number of shares of            Percent of
                            common stock                   common stock
                            beneficially                   beneficially
Name of                     owned or right                 owned or right
Beneficial Owner            to direct vote(1)              to direct vote (2)
----------------            -----------------              ------------------
John Fitzgerald                5,575,000(3)                      41.8%

Robert White                     100,000(4)                       (*)

Sean Fitzgerald                  315,000                          2.3%

Brian Glover                      35,000                          (*)

Executive Officers and         6,025,000                         45.2%
Directors as a group
(5 persons)
------------
(*) Represents less than one percent (1%)of the outstanding shares of our common stock.

(1) The number of shares of common stock beneficially owned by each person or entity is determined under the rules promulgated by the SEC. Under those rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power and shares which that person or entity has the right to acquire within sixty days after May 21, 2001. The inclusion in this section of any shares deemed beneficially owned does not constitute an admission by that person of beneficial ownership of those shares. The information is based upon information furnished by the persons listed.

(2) Such figures are based on 13,326,182 shares of our common stock issued and outstanding which does not include (i)up to 25,000,000 shares of our common stock to be issued to Cornell in connection with our Equity Line Agreement, (ii) shares issuable upon the exercise of warrants granted to Yorkville to purchase an aggregate of 100,000 shares of our common stock exercisable at $.33 per share and (iii)up to 7,000,000 shares of our common stock issuable upon the conversion of outstanding 5% convertible debentures in the principal aggregate amount of $300,000.

(3) Includes 144,000 shares of our common stock owned by Fitzgerald Urethanes, Inc., an inactive company of which John Fitzgerald is president.

(4) Such shares are owned by Andrews & White of which Robert White is the president and a controlling shareholder.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In September 1998, we acquired our franchise system's prototype store from Fitzgerald Urethanes, Inc., a corporation owned by John Fitzgerald, our president, director and majority shareholder. Fitzgerald Urethanes, Inc. received 144,000 shares of our common stock. We also assumed liabilities of $5,603 as of the date of the acquisition.

         As of December 31, 2000 and 1999, we were indebted to John Fitzgerald, our president, in the amount of $56,393 and $24,781, respectively. This loan is payable on demand and Mr. Fitzgerald has agreed not request payment for this loan prior to January 2002. While Mr. Fitzgerald has waived payment of interest, interest is being imputed at 8 1/2%per annum, and amounted to $2,106 for 1999 and $2,952 for the year 2000.

         In May 2000 we acquired our Kentucky based company-owned store from a franchisee, Brian Glover, for the purchase price of $286,942 which was off set by $73,042 in royalties owed to us and we issued 30,000 shares of our common stock. Mr. Glover now serves as our vice president of operations and franchising.

         During the fiscal year ended December 31, 2000, we issued an aggregate of 178,332 shares of our common stock to Seth A. Farbman, P.C. as compensation for legal services rendered to us.

         In October 2000 we issued 100,000 shares of our common stock to the accounting firm of Andrews & White of which Robert White, who is now our chief financial officer and a director, is the President of and a controlling shareholder. In the fiscal year ended December 31, 2000 we paid an aggregate of $24,000 in accounting fees to Andrews & White. In February, 2001 we loaned Mr. White $2,000 to be repaid without interest on or before April 15, 2001. The repayment date of the loan has been extended to July 1, 2001.

         We intend to indemnify our officers and directors to the full extent permitted by Delaware law. Under Delaware law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the board of directors, approval of the stockholder or court approval is required to effectuate indemnification.


                            SELLING SECURITY HOLDERS

         We are registering for offer and sale by the holders thereof 32,600,000 shares of common stock held by certain securityholders which includes (i) the shares underlying the warrant issued to Yorkville to purchase 100,000 shares of our common stock; (ii) up to 7,000,000 shares issuable upon the conversion of convertible debentures in the aggregate amount of $300,000 held by fourteen holders; (iii) up to 25,000,000 shares that may be issued to Cornell pursuant to our Equity Line Agreement and (iv) 500,000 shares of our common stock presently outstanding and held by Yorkville.

         The selling securityholders may offer their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. See "Risk Factors".

         Except as noted in the footnotes below, none of the selling securityholders or their principals have held a position or office, or have any other material relationship, with us.

         All of the selling securityholders' shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

         Based on information provided to us by the selling securityholders, the following table sets forth certain ownership and registration information regarding the shares held by each person who is a selling securityholder and by all selling securityholders as a group.


                         Number of          Number of Shares  Percent of Stock Owned
                         Shares of          of Common Stock   ----------------------
Name and Address         Common Stock       Registered         Prior to     After
of Beneficial Owner      Owned              For Sale(1)       Offering(1) Offering(2)
------------------------------------------------------------------------------------
Cornell Capital
Partners LP(3)           25,156,250(4)(6)     25,156,250         54.7%         0
521 Fifth Avenue
New York, NY 10175

Yorkville Management
Advisors LLC(3)             600,000(5)           600,000          1.3%         0
521 Fifth Avenue
New York, NY 10175

Arab Commerce Bank           93,750(6)            93,750          (*)          0
c/o EC Capital, Ltd
7 Cork Street
London, England
w1x1pb

Terry C. Conner and         125,000(6)           125,000          (*)          0
Carol S. Conner
6 Merry Meeting Lane
Rye, NH 05870

Kent Chou                    62,500(6)            62,500          (*)          0
1855 8th Street
Las Vegas, NM 87701

Robert Duch                  62,500(6)            62,500          (*)          0
221 Quail Ridge Circle
Highlands Ranch, CO
80126

Keyway Holding Co.          625,000(6)           625,000         (1.39%)       0
33 THFL Street A
Heping Plaza, Heping Rd
Louhuvist Salenven
Guangdong, China
518000

Dr. Michael Jessen          156,250(6)           156,250          (*)          0
719 Bent Tree Ct.
Copell, TX 75019

JI Foundation               218,750(6)           218,750          (*)          0
94 North 13 Street
Brooklyn, NY 11211

Robert Johnson               31,2560(6)           31,250          (*)          0
105 Sportsman St.
Central Islip, NY


                         Number of          Number of Shares  Percent of Stock Owned
                         Shares of          of Common Stock   ----------------------
Name and Address         Common Stock       Registered         Prior to     After
of Beneficial Owner      Owned              For Sale(1)       Offering(1) Offering(2)
------------------------------------------------------------------------------------
Max Kaplan                   62,500(6)            62,500          (*)          0
23061 Via Stel
Boca Raton, FL 33433

G. Wilson Rogers             62,500(6)            62,500          (*)          0
4331 Binbury Drive
Gainesville, VA 20155

Leonard Saltzman             62,500(6)            62,500          (*)          0
1241 Rosehill Blvd.
Niskayuna, NY 12309

Steve Severance              93,750(6)            93,750          (*)          0
1010 Redberry Place
Nipomo, CA 93444

Elena Shvedov                62,500(6)            62,500          (*)          0
41 Truman Drive
Marlboro, NJ 07746

--------
* Represents less than 1% of the outstanding shares of our common stock

(1) Such figure is based upon 45,926,182 shares of common stock calculated solely for purposes of this prospectus and includes (i)up to 25,000,000 shares of our common stock to be issued to Cornell in connection with our Equity Line Agreement(ii) shares issuable upon the exercise of warrants granted to Yorkville to purchase an aggregate of 100,000 shares of our common stock exercisable at $.33 per share and (iii) up to 7,000,000 shares issuable upon the conversion of outstanding 5% convertible debentures in the principal aggregate amount of $300,000. Such figure assumes the full use of the Equity Line Agreement, full exercise of the 100,000 warrants and full conversion of the convertible debentures.

(2) Such figure assumes the sale of all of the shares offered by the selling securityholders.

(3) Mark Angelo, Joseph Donahue and Robert Farrell are employees of May Davis Group, our placement agent, and these individuals are principals of Cornell and are control persons and beneficial owners of all of the outstanding capital stock of Yorkville Advisors Management LLC, a selling securityholder.

(4) Includes up to an aggregate of 25,000,000 shares of our common stock that we may sell to the named shareholder pursuant to our Equity Line Agreement.

(5) Includes 100,000 shares of our common stock issuable upon the exercise of warrants currently exercisable at $.33 per share.

(6) Represents shares issuable to the named holder upon the conversion of outstanding 5% debentures with a conversion price equal to either (a) $.50 per share or (b) an amount equal to eighty percent (80%) of the lowest five (5) closing bid prices of our common stock for the twenty (20) trading days immediately preceding the conversion date. For purposes of this table the shares to be registered are calculated based on a conversion of the debentures at a price equal to eighty percent (80%) of $.20 per share. This presentation is not intended to constitute a prediction as to the future market price of our common stock or as to the number of shares of common stock issuable upon conversion of the debentures.

         We will not receive any proceeds from the sale of any shares by the selling securityholders other than $33,000 we might receive upon the exercise of outstanding warrants to purchase 100,000 shares of our common stock and up to $5 million we may receive if and when we put shares to Cornell in accordance with the terms and conditions of our Equity Line Agreement. We are bearing all expenses in connection with the registration of the selling securityholder's shares offered by this prospectus.

         The shares owned by the selling securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission which Rules pertain to delayed and continuous offerings and sales of securities. In regard to the selling securityholder's shares offered under Rule 415, we have made certain undertakings in Part II of the registration statement of which this prospectus is a part pursuant to which, in general, we have committed to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

MAY DAVIS / CONVERTIBLE DEBENTURE TRANSACTION

         On March 29, 2001 we entered into a Placement Agent Agreement with the May Davis Group, Inc. ("May Davis") to sell up to an aggregate of $500,000 in principal amount of 5% convertible debentures (the "Debentures"). We have paid to May Davis a placement fee in the amount of $30,000 equal to 10% of the aggregate amount of debentures sold. The Debentures will be due in 2006 and interest on the Debentures will be computed on the basis of a 365 day year. The Debentures will be convertible at a conversion price equal to either (a) $.50 per share or (b) an amount equal to eighty percent (80%) of the lowest five (5) closing bid prices of our common stock for the twenty (20) trading days immediately preceding the conversion date. As of the date of this filing, we have sold an aggregate of $300,000. The conversion price and the number of shares of common stock underlying the Debentures are subject to adjustment for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to our common stock.

         Pursuant to the Placement Agent Agreement we issued a five year warrant to May Davis to purchase 100,000 shares of our common stock exercisable at $.33 per share which warrant was subsequently cancelled and reissued to Yorkville pursuant to the Equity Line Agreement. The warrants provide that in no event shall the holder of the warrant be entitled to exercise the warrant for a number of shares of common stock which upon giving effect to this exercise would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock except within 60 days of the warrants' expiration date. Such warrants may not be transferred or assigned without compliance with applicable federal and state securities laws by the transferor and the transferee. Mark Angelo, Joseph Donahue and Robert Farrell are employees of May Davis Group, our placement agent, and these individuals are principals of Cornell and are control persons and beneficial owners of all of the outstanding capital stock of Yorkville Advisors Management LLC.

CORNELL CAPITAL PARTNERS LP EQUITY LINE FINANCING

         On March 29, 2001, we entered into an Equity Line Agreement with Cornell Capital Partners LP ("Cornell") to sell to Cornell, from time to time, up to $5 million of our common stock.

         Beginning on the effective date of this registration statement of which this prospectus forms a part, and continuing until $5 million of our common stock are purchased or the expiration of twenty-four months, under the terms of the Equity Line Agreement, we periodically may choose to sell shares of our common stock to Cornell subject to certain limitations based on the market price and trading volume of our common stock. Cornell has agreed not to assign or in any way transfer its rights to the securities of the Equity Line Agreement. If we elect to sell shares to Cornell then the purchase price for Cornell shall be at 91% of the lowest closing bid price of our common stock as reported by Bloomberg L.P. for the ten (10) consecutive trading days after the date that we deliver to the Cornell an advance notice or a put requiring them to advance funds to us, subject to the terms of the Equity Line Agreement. The maximum advance amount on any advance notice date is equal to the product of 150% times the 40 day average daily volume traded for the 40 trading days preceding the advance notice date.

         Our ability to put shares of our common stock to Cornell and Cornell's obligation to acquire and pay for the shares of our common stock is subject to several conditions and limitations, including, but not limited to, the following:

         (a) The registration statement, of which this prospectus forms a part, will have been declared effective by the SEC prior to the first date we put our common stock to Cornell.

         (b) Our registration statement will have previously become effective and will remain effective on each put date and (i) neither we nor Cornell will have received notice that the SEC has issued or intends to issue a stop order with respect to the registration statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the registration statement, either temporarily or permanently, and (ii) no other suspension of the use or withdrawal of the effectiveness of the registration statement or related prospectus will exist.

         (c) Our representations and warranties to Cornell as set forth in the Equity Line Agreement must be true and correct in all material respects as of the date of each put (except for representations and warranties specifically made as of a particular date).

         (d) We must perform, satisfy and comply in all material respects with all covenants, agreements and conditions required by the Equity Line Agreement, the escrow agreement and the registration rights agreement, dated March 29, 2001.

         (e) The trading of our common stock will not have been suspended by the SEC or the NASD and our common stock will have been approved for listing or quotation on and will actually be listed or quoted and not have been delisted from the OTC Bulletin Board or it's the principal market on which our common stock is quoted.

         (f) We will have caused to be delivered to Cornell, upon the delivery of a put advance purchase notice, an opinion of counsel in form and substance reasonably acceptable to Cornell relating to the issuance of our common stock.

         (g) No advance date shall be less than thirteen (13) trading days after an advance notice date.

         We may not be able to satisfy all of the conditions required under the Equity Line Agreement and Cornell may not have the ability to purchase all or any of the shares of common stock put to it under the terms of the Equity Line Agreement. Furthermore, the amount of shares that we can put to Cornell depends on our trading price and trading volume.

         We have filed a registration statement, of which this prospectus forms a part, in order to permit Cornell to resell to the public any common stock it buys pursuant to the Equity Line Agreement. We will prepare and file amendments and supplements to the registration statement as may be necessary in accordance with the Securities Act and the rules and regulations promulgated under it.

         Pursuant to our Equity Line Agreement with Cornell we have agreed to pay to Yorkville a fee in an amount equal to two percent (2%) of each installment amount invested by Cornell. We have also issued to Yorkville 500,000 shares of our common stock valued at $.30 per share with "piggy-back" registration rights and a five year warrant to purchase 100,000 shares of our common stock exercisable at $.33 per share. Mark Angelo, Joseph Donahue and Robert Farrell are employees of May Davis Group, our placement agent, and these individuals are principals of Cornell and are control persons and beneficial owners of all of the outstanding capital stock of Yorkville.

                              PLAN OF DISTRIBUTION

Sale of the Selling Securityholder Shares

         In this section of the prospectus, the term "selling securityholder" means and includes: (1) the persons identified in the tables above as the selling securityholders and (2) any of their donees, pledgees, distributees, transferees or other successors in interest who may (a) receive any of the common stock offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

         The common stock offered by this prospectus may be sold from time to time directly by the selling securityholders. Alternatively, the selling securityholders may from time to time offer those shares through underwriters, brokers, dealers, agents or other intermediaries. The selling securityholders as of the date of this prospectus have advised us that at that time there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling securityholders may be effected in one or more transactions that may take place on the OTC Bulletin Board (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling securityholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the OTC Bulletin Board; in privately-negotiated sales; by a combination of these methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholders in connection with sales of the common stock.

         The selling securityholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling securityholder. The selling securityholder also may sell shares short and redeliver the shares to close out their short positions. The selling securityholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus.

         The selling securityholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling securityholders.

         Although the common stock covered by this prospectus are not currently being underwritten, the selling securityholders or their underwriters, brokers, dealers or other agents or other intermediaries that may participate with the selling securityholders in any offering or distribution of common stock may be deemed "underwriters" within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

         Cornell is an "underwriter" within the meaning of the Securities Act in connection with the sale of the common stock offered hereby. Assuming that we are in compliance with the conditions of our Equity Line Agreement, Cornell must accept puts of shares from us, subject to certain conditions, during the term of the Equity Line Agreement. Broker-dealers who act in connection with the sale of the common stock on behalf of Cornell may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act. Any broker-dealer participating in such transactions as agent may receive commissions from Cornell (and, if they act as agent for the purchaser of the common stock, from such purchaser). Broker-dealers may agree with Cornell to sell a specified number of shares of common stock at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for Cornell, to purchase as principal any unsold common stock at the price required to fulfill the broker- dealer commitment to Cornell. Broker-dealers who acquire common stock as principal may thereafter resell such common stock from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common stock commissions computed as described above.

         At the time a particular offer of common stock is made by or on behalf of a selling securityholder, to the extent required under applicable rules of the SEC, we will prepare a prospectus supplement setting forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers, agents or other intermediaries, if any, the purchase price paid by any underwriter for securities purchased from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to others, and the proposed selling price to the public.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in a distribution of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling securityholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling securityholders.

         In order to comply with certain state securities laws, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

         All costs, expenses and fees in connection with the registration of the common stock offered hereby will be borne by us. However, any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the common stock will be borne by the selling securityholders.

                            DESCRIPTION OF SECURITIES

Common Stock

         We are currently authorized to issue 50,000,000 shares of common stock with $.001 par value. The holders of our common stock are entitled to one vote per each share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. The holders of shares of our common stock are entitled to receive dividends when, as and if declared by the board of directors, out of funds legally available therefore and to share pro-rata in any distribution to stockholders. We anticipate that any earnings will be retained for use in our business for the foreseeable future. Upon liquidation, dissolution, or our winding up, the holders of our common stock are entitled to receive the net assets held by us after distributions to our creditors. The holders of our common stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock. The outstanding shares of our common stock and the shares offered hereby will not be subject to further call or redemption and will be fully paid and non-assessable.

         We currently have 13,326,182 shares of our common stock outstanding. Such figure does not include (i) up to 25,000,000 shares of our common stock to be issued to Cornell in connection with our Equity Line Agreement (ii) shares issuable upon the exercise of warrants to purchase an aggregate of 100,000 shares of our common stock exercisable at $.33 per share and (iii) up to 7,000,000 shares issuable upon the conversion of outstanding 5% convertible debentures in the principal aggregate amount of $300,000.

Preferred Stock

         Our board of directors has the authority to cause us to issue without any further vote or action by the stockholders, up to 5,000,000 shares of preferred stock, par value $1.00, in one or more series, and to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control. No preferred stock is outstanding as of the date of this filing.


Warrants

         We have warrants outstanding to purchase 100,000 shares of our common stock. Such warrants are exercisable at $.33 per share. The warrants provide that in no event shall the holder of the warrant be entitled to exercise the warrant for a number of shares of common stock which upon giving effect to this exercise would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock except within 60 days of the warrants' expiration date. Such warrants may not be transferred or assigned without compliance with applicable federal and state securities laws by the transferor and the transferee.

Additional Information Describing Securities

         Reference is made to our certificate of incorporation and by-laws which are available for inspection at our offices or which can be viewed through the EDGAR data base at http://www.sec.gov as exhibits to the registration statement on Form SB-2. Reference is also made to applicable statutes of the state of Delaware for a description concerning statutory rights and liabilities of shareholders.

Reports to Shareholders

         We will furnish to holders of our common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our shareholders as we deem appropriate.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our certificate of incorporation provides that we shall indemnify its directors provided that the indemnification shall not eliminate or limit the liability of a director (a) for any breach of the director's duty or loyalty to the corporation or its stockholders, (b) for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law ("DGCL"), or (d) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 under the Securities Act with respect to the securities being offered. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statement. Reference is made to exhibits to the registration statement for the complete text. For further information with respect to us and the securities hereby offered, reference is made to the registration statement and to the exhibits filed as part of it, which may be inspected and copied at the public reference facilities of the Commission in Washington D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates and are available on the World Wide Web at: http://www.sec.gov.

         We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and intend to file reports and other information with the Commission. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to John Fitzgerald, President, Pick-Ups Plus, Inc., 5181 Natorp Boulevard, Mason, Ohio 45040, or by telephone to (513) 398-4344.

                                  LEGAL MATTERS

         The legality of the common stock included in this prospectus has been passed upon for us by Seth A. Farbman, P.C., Flushing, New York, but purchasers of our common stock should not rely on Seth A. Farbman, P.C. with respect to any other matters.

         In the fiscal year ended December 31, 2000 we issued to Seth A. Farbman, PC an aggregate of 178,332 shares of our common stock for legal services rendered. Seth A. Farbman is its controlling shareholder.

                                     EXPERTS

         The financial statements as of December 31, 2000 and 1999 appearing in this prospectus and registration statement have been audited by Lazar Levine & Felix, LLP, independent certified accountants, as set forth in their reports appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon their report given upon the authority of their firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS


                                                                         Page(s)
                                                                         -------

Independent Auditors' Report                                              F - 2

Balance Sheets as of December 31, 2000 and 1999                           F - 3

Statements of Operations for the Years Ended December 31, 2000
and 1999                                                                  F - 4

Statement of Shareholders' Deficit for the Years Ended from
December 31, 2000 and 1999                                                F - 5

Statements of Cash Flows for the Years Ended December 31, 2000
and 1999                                                                  F - 6

Notes to Financial Statements                                             F - 7

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
Pick-Ups Plus, Inc.
Mason, Ohio


We have audited the accompanying balance sheets of Pick-Ups Plus, Inc. as of December 31, 2000 and 1999, and the related statements of operations, shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pick-Ups Plus, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses of $1,146,347 and $275,777 for the years ended December 31, 2000 and 1999, respectively, and, as of December 31, 2000, had a working capital deficiency of $414,117 and a shareholders' deficit of $279,407. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are more fully described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                       --------------------------------
                                       LAZAR LEVINE & FELIX LLP

New York, New York
March 21, 2001, except for the
third paragraph of Note 2 the
date of which is March 28, 2001

                               PICK-UPS PLUS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999



                              - ASSETS (Note 6a) -

                                                                                 2000           1999
                                                                             -----------    -----------
CURRENT ASSETS:
   Cash                                                                      $   291,743    $    11,188
   Accounts receivable - net of allowance for doubtful accounts of $4,424
     and $3,344 for 2000 and 1999, respectively                                    5,375          7,052
   Inventories                                                                   100,933         33,156
   Prepaid expenses and other current assets                                         850          2,800
                                                                             -----------    -----------

TOTAL CURRENT ASSETS                                                             398,901         54,196
                                                                             -----------    -----------

FIXED ASSETS (Notes 5, 6c and 6d)                                                114,870         25,365
                                                                             -----------    -----------

OTHER ASSETS:
   Costs in excess of net assets acquired - net (Note 4)                         157,301             --
   Franchise development costs - net                                               4,200         12,600
   Security deposits and other assets                                             51,905          1,905
                                                                             -----------    -----------
                                                                                 213,406         14,505
                                                                             -----------    -----------

                                                                             $   727,177    $    94,066
                                                                             ===========    ===========

                    - LIABILITIES AND SHAREHOLDERS' DEFICIT -

CURRENT LIABILITIES:
   Notes payable - bank (Note 6a and 6b)                                     $   393,100    $    93,100
   Accounts payable                                                              338,384         58,940
   Accrued expenses                                                               13,925         13,375
   Loans payable - current (Note 6c)                                              55,243         28,221
   Capitalized lease payable - current (Note 6d)                                  12,366          4,971
                                                                             -----------    -----------

TOTAL CURRENT LIABILITIES                                                        813,018        198,607
                                                                             -----------    -----------

NON-CURRENT LIABILITIES:
   Loans payable (Note 6c)                                                       103,279         22,812
   Capitalized leases (Note 6d)                                                   33,894          4,623
   Loans payable - officer (Note 7)                                               56,393         24,781
                                                                             -----------    -----------

                                                                                 193,566         52,216
                                                                             -----------    -----------

COMMITMENTS AND CONTINGENCIES (Notes 2 and 10)

SHAREHOLDERS' DEFICIT (Note 8):
   Preferred stock, $1 par value; 5,000,000 shares authorized; none issued            --             --
   Common stock, $.001 par value; 50,000,000 shares authorized,
     12,778,932 and 6,758,100 shares issued for 2000 and 1999,
     respectively                                                                 12,779          6,758
   Additional paid-in capital                                                  1,215,404        197,728
   Accumulated deficit                                                        (1,507,590)      (361,243)
                                                                             -----------    -----------
                                                                                (279,407)      (156,757)
                                                                             -----------    -----------

                                                                             $   727,177    $    94,066
                                                                             ===========    ===========


                            See accompanying notes.

                               PICK-UPS PLUS, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                         2000           1999
                                                     -----------    -----------

REVENUES:
   Retail sales                                      $ 1,452,369    $   839,420
   Initial franchise fees                                 35,000        100,000
   Royalties                                              62,322         14,770
                                                     -----------    -----------
                                                       1,549,691        954,190
                                                     -----------    -----------

COSTS AND EXPENSES (INCOME):
   Cost of sales                                         914,978        610,373
   Selling, general and administrative expenses        1,677,470        599,667
   Other income                                          (71,108)            --
   Interest expense                                       55,194         19,927
   Goodwill impairment charges (Note 4)                  119,504             --
                                                     -----------    -----------
                                                       2,696,038      1,229,967
                                                     -----------    -----------

LOSS BEFORE PROVISION (CREDIT) FOR INCOME TAXES       (1,146,347)      (275,777)

   Provision (credit) for income taxes (Note 9)               --             --
                                                     -----------    -----------

NET LOSS                                             $(1,146,347)   $  (275,777)
                                                     ===========    ===========


BASIC LOSS PER COMMON SHARE                          $      (.15)   $      (.04)
                                                     ===========    ===========


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING             7,533,673      6,751,050
                                                     ===========    ===========


                            See accompanying notes.

                               PICK-UPS PLUS, INC.
                       STATEMENT OF SHAREHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                          Common Stock            Additional                     Total
                                   --------------------------      Paid-in     Accumulated   Shareholders'
                                      Shares         Amount        Capital       Deficit        Deficit
                                   -----------    -----------    -----------   -----------    -----------

Balance at January 1, 1999           6,744,000    $     6,744    $   184,356   $   (85,466)   $   105,634

Sale of common shares                   14,100             14         11,266            --         11,280

Imputed interest on shareholder
   loan                                     --             --          2,106            --          2,106

Net loss for the year ended
   December 31, 1999                        --             --             --      (275,777)      (275,777)
                                   -----------    -----------    -----------   -----------    -----------

Balance at December 31, 1999         6,758,100          6,758        197,728      (361,243)      (156,757)

Exercise of warrants                   252,500            252        201,747            --        201,999

Shares returned to treasury and
   reissued                           (102,500)          (102)           102            --             --

Compensatory shares                  1,634,832          1,635        231,186            --        232,821

Imputed interest on shareholder
   loan                                     --             --          2,952            --          2,952

Sale of common shares                4,196,000          4,196        575,429            --        579,625

Shares issued in connection with
   asset acquisition                    40,000             40          6,260            --          6,300

Net loss for the year ended
   December 31, 2000                        --             --             --    (1,146,347)    (1,146,347)
                                   -----------    -----------    -----------   -----------    -----------

Balance at December 31, 2000        12,778,932    $    12,779    $ 1,215,404   $(1,507,590)   $  (279,407)
                                   ===========    ===========    ===========   ===========    ===========


                            See accompanying notes.

                               PICK-UPS PLUS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                                           2000           1999
                                                                                       -----------    -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                            $(1,146,347)   $  (275,777)
   Adjustments to reconcile net loss to net cash (utilized) by operating activities:
      Depreciation and amortization                                                         48,645         34,191
      Bad debt provision                                                                     1,080           (562)
      Compensatory shares                                                                  232,821             --
      Imputed interest on shareholder loan                                                   2,952          2,106
      Impaired goodwill                                                                    119,504             --
   Changes in assets and liabilities:
      Decrease in accounts receivable                                                          597         28,663
      (Increase) decrease in inventory                                                     (61,477)         3,474
      Decrease (increase) in prepaid expenses and other                                      1,950         (4,705)
      Increase in accounts payable                                                         279,444         54,638
      Increase in accrued expenses                                                             550         13,375
                                                                                       -----------    -----------
         Net cash (utilized) by operating activities                                      (520,281)      (144,597)
                                                                                       -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                                    (60,425)       (30,965)
   Security deposits                                                                       (50,000)            --
   Cost in excess of net assets acquired                                                  (294,784)            --
                                                                                       -----------    -----------
         Net cash (utilized) by investing activities                                      (405,209)       (30,965)
                                                                                       -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from short-term debt                                                           300,000        118,100
   Proceeds from long-term debt                                                            151,672         28,840
   Principal payments of long-term debt                                                    (44,183)        (2,807)
   Payments of capitalized leases                                                          (14,680)        (5,776)
   Loans received from officer                                                              31,612             --
   Proceeds from sale of common stock                                                      781,624         11,280
                                                                                       -----------    -----------
         Net cash provided by financing activities                                       1,206,045        149,637
                                                                                       -----------    -----------

NET INCREASE (DECREASE) IN CASH EQUIVALENTS                                                280,555        (25,925)

   Cash and cash equivalents, beginning of year                                             11,188         37,113
                                                                                       -----------    -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                                 $   291,743    $    11,188
                                                                                       ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 (i)   Cash paid during the year:
          Interest                                                                     $    54,644    $    14,446
          Taxes                                                                                 --             --

 (ii) During 2000 and 1999, the Company entered in capitalized leases for equipment in the amounts of $51,346 and $15,370, respectively

 (iii) In 2000, the Company issued 40,000 shares of common stock valued at $6,300 as partial payments for certain assets acquired


                            See accompanying notes.

                               PICK-UPS PLUS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 1 - DESCRIPTION OF COMPANY:

         Pick-Ups Plus, Inc., the Company, was incorporated in Delaware in 1993. The Company operates and franchises retail automotive parts and accessories stores catering to the light truck market, which is considered to be the fastest growing segment of the motor vehicle market in the United States. There are currently eight franchised locations in operation and three Company owned-stores. Subject to the availability of financing, the Company intends to pursue an aggressive expansion strategy by opening additional company-owned stores and franchise locations.


NOTE 2 - GOING CONCERN UNCERTAINTY:

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the company as a going concern. However, the company reported operating losses in 1999 and has sustained a substantial operating loss of $1,146,347 in 2000. In addition, the Company has used substantial amounts of working capital in its operations. Further, as of December 31, 2000, current liabilities exceed current assets by $414,117 and total liabilities exceed total assets by $279,407.

         In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

         On March 28, 2001, subsequent to the balance sheet date, the Company entered into a Placement Agent Agreement ("the Agreement") with an investment banking group to assist in the sale of the Company's debentures. In addition, on March 29, 2001, the Company entered into an Equity Line of Credit Agreement ("the Equity Line") with another investment firm whereby the Company will sell, from time to time, up to $5 million of the Company's common stock subject to certain market limitations. The Company has agreed to pay a fee equal to 2% of each installment amount invested in the Company by this firm.

         Management believes that the above-described actions will provide the Company with its immediate financial requirements to enable it to continue as a going concern.


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The Company's accounting policies are in accordance with generally accepted accounting principles. Outlined below are those policies which are considered particularly significant.

    (a)  Use of Estimates:

         In preparing financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP), management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and

                               PICK-UPS PLUS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

    (a)  Use of Estimates (Continued):

         expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

    (b)  Statements of Cash Flows:

         For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

    (c)  Fair Value:

         The carrying amounts of cash, trade receivables, accounts payable and debt obligations approximate fair value, as of December 31, 2000 and 1999.

    (d)  Inventories:

         Inventories, which consist solely of goods held for resale, are stated at the lower of cost (first-in, first-out method) or market. Market is considered as net realizable value.

    (e)  Fixed Assets:

         Fixed assets are recorded at cost. Depreciation and amortization are provided on a straight-line basis as follows:

              Machinery and equipment                  5 years
              Furniture and fixtures                   7 years
              Transportation equipment                 3 years
              Assets under capitalized leases          3 years

         Maintenance and repairs are expensed as incurred, renewals and betterments are capitalized.

    (f)  Intangible Assets:

         Intangible assets are comprised of costs in excess of net assets acquired and is being amortized, by the straight-line method, over their estimated useful lives. Intangibles are periodically reviewed to assess recoverability from future operations using undiscounted cash flows in accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". To the extent carrying values exceed fair values, an impairment loss is recognized in operating results.

         In December 2000, the Company determined that the goodwill associated with businesses acquired during 2000 (see Note 4) was impaired and as a result reflected a write-down of $119,504 and reduced the life of the remaining balance to 7 years. These write-downs were based on an analysis of projected undiscounted cash flows, which were no longer deemed adequate to support the value of goodwill associated with these stores.

                               PICK-UPS PLUS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

    (f)  Intangible Assets (Continued):

         Amortization expense for the year ended December 31, 2000 aggregated $17,979 and as of that date, accumulated amortization aggregated $14,299.

    (g)  Franchise Development Costs:

         Franchise development costs represent specific identifiable costs incurred with outside parties in developing the initial franchise system, master agreements and circulars. These costs are being amortized on a straight-line basis over five years, the expected life of a franchise agreement. Accumulated amortization as of December 31, 2000 and 1999 aggregated $37,800 and $29,400, respectively. Amortization expense amounted to $8,400 for 2000 and 1999.

    (h)  Revenue Recognition:

         The Company recognizes revenues from retail sales of automotive parts and accessories at the point of sale.

         When a franchise is sold, the Company agrees to provide certain services to the franchisee. Generally these services include assistance in site selection, training personnel, design and set-up of retail floor space and an installation center. Revenue (initial franchise fee) from the sale of an individual franchise is recognized when substantially all services to be provided by the Company have been performed. Monthly royalty fees received from the franchisees are recorded as earned.

    (i)  Advertising and Promotion Costs:

         Advertising and promotion costs are expensed as incurred in accordance with SOP No. 93-7 "Reporting on Advertising Costs". For the years ended December 31, 2000 and 1999, such costs aggregated $224,138 and $79,319, respectively.

    (j)  Income Taxes:

         The asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for operating loss and tax credit carry forwards and for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized.

                               PICK-UPS PLUS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

    (k)  Earnings (Loss) Per Share:

         Basic earnings (loss) per share has been computed on the basis of the weighted average number of common shares outstanding during each period presented according to the standards of SFAS No. 128 "Earnings Per Share". Diluted earnings (loss) per share has not been presented as the effect of the common stock purchase warrants outstanding, on such calculation would have been antidilutive. Such securities could potentially dilute basic earnings per share in the future.

    (l)  Comprehensive Income:

         SFAS 130 "Reporting Comprehensive Income" was effective for years beginning after December 15, 1997. This statement prescribes standards for reporting other comprehensive income and its components. Since the Company currently does not have any items of other comprehensive income, a statement of comprehensive income is not required.

    (m)  New Accounting Pronouncements:

         SFAS No. 131 established new standards for determining operating segments and disclosure requirements for those segments, products, geographic areas, and major customers. The Company believes that its operations are in a single industry segment.

         The Company also adopted SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which requires that certain costs related to developing or obtaining internal use software should be capitalized. The adoption of this standard did not have a material effect on the Company's consolidated results of operations, financial position, or cash flows.

         In March 2000, the Financial Accounting Standards Board (FASB) issued Interpretation No. 44 (FIN 44), "Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB No. 25 for certain issues, including the definition of an employee, the treatment of the acceleration of stock options and the accounting treatment for options assumed in business combinations. FIN 44 became effective on July 1, 2000, but is applicable for certain transactions dating back to December 1998. The adoption of FIN 44 did not have a material impact on the Company's financial position or results of operations.

         In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." (SAB No. 101). SAB No. 101 expresses the views of the SEC staff in applying generally accepted accounting principles to certain revenue recognition issues. Subsequently, SAB Nos. 101A and 101B were issued delaying the implementation of SAB No. 101 to the fourth quarter of 2001. The SAB requires companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation in accordance with Accounting Principles Board ("APB") Opinion 20, `Accounting Changes". The Company does not believe that the adoption of SAB No. 101 will have a material impact on the Company's financial position or results of operations.

                               PICK-UPS PLUS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 4 - ACQUISITION:

         On May 1, 2000, the Company completed the acquisition of the assets of a franchisee. The purchase price of $286,942, was offset by royalties owed to the Company by this franchisee, aggregating $73,042 (including $70,578 from prior years). The remaining balance of $213,900 was payable (as amended) in cash of $210,600 and 30,000 shares of Company common stock at an aggregate value of $3,300. The Company paid $60,000 at the time of closing and as of December the balance due aggregated $43,554 (see Note 6c). The remaining cash portion of the purchase price is due, by agreement, prior to June 30, 2001. Costs in excess of the assets acquired of $214,500 are being amortized on a straight-line basis over ten (10) years.

         On August 18, 2000, the Company completed the acquisition of certain net assets of a second franchisee. The purchase price was paid by the issuance of 10,000 shares of Company common stock valued at $3,000. Assets acquired included store fixtures and inventory and the Company assumed certain accounts payable and a bank loan. Costs in excess of the assets acquired of $80,284, were assigned to goodwill and are being amortized on a straight-line basis over ten (10) years.

         These acquisitions were recorded utilizing the purchase method of accounting. In December 2000, the Company determined that a portion of the goodwill associated with these businesses was impaired and as a result reflected an aggregate write-down of $119,504 (see Note 3f).


NOTE 5 - FIXED ASSETS:

         Fixed assets is comprised of the following:

                                                             2000       1999
                                                           --------   --------

         Furniture and fixtures                            $ 53,944   $  3,000
         Machinery and equipment                             13,606      4,125
         Transportation equipment                            28,840     28,840
         Capitalized leases                                  66,716     15,370
                                                           --------   --------
                                                            163,106     51,335
         Less: accumulated depreciation and amortization     48,236     25,970
                                                           --------   --------
                                                           $114,870   $ 25,365
                                                           ========   ========

         Depreciation and amortization expense aggregated $22,266 and $25,791 for 2000 and 1999, respectively.


NOTE 6 - LOANS PAYABLE:

    (a)  Line of Credit:

         In May 2000, the Company entered into an agreement with a new bank to provide a line of credit in the amount of $300,000. Borrowings under this line bear interest at an annual rate equal to the bank's prime lending rate + 1%, and are collateralized by all of the Company's assets as well as 144,000 shares of the Company's common stock which are held by its President. The principal payment on this credit line is due in June 2001. As of December 31, 2000, borrowings under this new line aggregated $300,000.

                               PICK-UPS PLUS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 6 - LOANS PAYABLE (Continued):

    (b)  Note Payable - Bank:

         In March 1999, the Company effected a promissory note in the amount of $100,000, payable to a bank. This note, originally due on July 29, 1999, was extended by the bank at different times. Borrowings under this note, $93,100 as of December 31, 2000, are secured by the personal guarantees of the Company's President and another shareholder. The annual interest rate is equal to the bank's prime lending rate, 9.5%, as of December 31, 2000. This note was fully repaid in January 2001.

    (c)  Loans Payable:

         Loans payable as of December 31, 2000 and 1999 consists of the following:

                                                                               2000       1999
                                                                             --------   --------
         Demand loan payable to shareholder, interest at an annual rate of
           prime + .5%                                                       $     --   $ 25,000
         Small business loan; monthly payments of $1,335, annual interest
           rate of 10.25%, matures in July 2003                                92,156         --
         Note payable re: acquisition (see Note 4)                             43,554         --
         Equipment loans payable                                               22,812     26,033
                                                                             --------   --------
                                                                              158,522     51,333
         Less: current maturities                                              55,243     28,221
                                                                             --------   --------
                                                                             $103,279   $ 22,812
                                                                             ========   ========

         The annual scheduled payments for these loans for the next three years, and in the aggregate, are $55,243, $27,200 and $76,079, respectively.

    (d)  Capitalized Lease Obligations:

         The Company is the lessee of telephone and computer equipment under leases expiring through 2002. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the asset. The assets are depreciated over their estimated useful lives. Depreciation of assets under capital leases, included in depreciation expense for the years ended December 31, 2000 and 1999, aggregated $15,858 and $5,451, respectively.

         Minimum future lease payments under capital leases as of December 31, 2000 and for each of the next five years and in the aggregate are:

         2001                                             $ 17,122
         2002                                               16,783
         2003                                               10,722
         2004                                                7,812
         2005                                                5,208
                                                          --------
         Total minimum lease payments                       57,647
         Less: amount representing interest                 11,387
                                                          --------
                                                          $ 46,260
                                                          ========

                               PICK-UPS PLUS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 6 - LOANS PAYABLE (Continued):

    (d)  Capitalized Lease Obligations (Continued):

         The interest rates on the capitalized leases were based on the lower of the Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.


NOTE 7 - LOANS PAYABLE OFFICER:

         As of December 31, 2000 and 1999, the Company was indebted to an officer of the Company in the amounts of $56,393 and $24,781, respectively. This loan is payable on demand, however, the officer has agreed to not request payment prior to January 2002. The officer has also waived payment of any interest, however, interest is being imputed at 8 1/2% per annum, which amounted to $2,952 and $2,106 for 2000 and 1999, respectively, and is being recorded as additional paid-in capital.


NOTE 8 - CAPITAL STOCK AND EQUIVALENTS:

         In September 1998, the Company's directors authorized an increase in the number of shares of common stock from one share to fifty million shares at $0.001 par value per share and five million shares of preferred stock at $1.00 par value per share. They also authorized a forward stock split of 6,100,000 to 1.

         As a result, the Company's founder, John Fitzgerald, now owned six million, one hundred thousand (6,100,000) shares. He then transferred part of his shares to the following parties:

                  300,000 shares were issued to The Southern Companies as part of their consulting contract to provide certain investment banking services.

                  144,000 shares were issued to Fitzgerald Urethanes, Inc., an entity in which John Fitzgerald is the sole shareholder, for assets acquired valued at $26,000.

                  30,000 shares were issued to Kiernan Fitzgerald, an employee and John Fitzgerald's daughter.

                  190,000 shares were issued to the following Company directors and officers:

                                                                          Shares
                                                                          ------

                         Sean Fitzgerald, Director, Vice President
                         (John Fitzgerald's son)                          90,000

                         Erin Schueler, Director, Corporate Secretary
                         (John Fitzgerald's daughter)                     50,000

                         David McConnell, Director                        25,000

                         Joseph Lamble, Director                          25,000
                                                                         -------

                                                                         190,000
                                                                         =======

                               PICK-UPS PLUS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 8 - CAPITAL STOCK AND EQUIVALENTS (Continued):

         In accordance with Accounting Principles Board Opinion Number 25, Interpretation Number 1, although these shares were transferred by the Company's sole shareholder, they were deemed to benefit the Company and were therefore accounted for as such. This resulted in the following compensation being recorded in 1998:

                  Officers' salaries           $ 9,000
                  Directors' fees               10,000
                  Consulting fees               30,000

         In December 1998, the Company consummated a private placement of its common stock, issuing 10,000 units at $5.00 per unit. Each unit consisted of 50 shares of common stock and 95 redeemable common stock purchase warrants. The common stock purchase warrants were exercisable for one share of common stock at $1.00 per share until November 2, 2000 [DID THESE EXPIRE OR WERE THEY EXTENDED?]. The Company may redeem the warrants at $.01 per warrant with 30-day prior written notice if the common stock bid price equals or exceeds $2.50 per share for ten consecutive trading days ending on the third day prior to the date on which such notice was given.

         During 1999, the Company issued 14,100 shares of its common stock for net proceeds of $11,280.

         During 2000, the Company received $202,000 in net proceeds and issued 252,500 shares of common stock as of result of the exercise of common stock purchase warrants. Subsequently, pursuant to a settlement agreement entered into, the Company received 102,500 shares of its common stock at no cost. The Company also issued (i) 1,373,332 shares of common stock in payment of various professional fees with an aggregate value of $200,951; (ii) 261,500 shares of common stock as compensation to certain employees with an aggregate value of $31,870 and (iii) 40,000 shares of common stock valued at $6,300 in connection with certain assets acquired (see Note 4). The Company also issued 4,196,000 shares of common stock for net proceeds of $579,625 in a series of private placements of its stock.


NOTE 9 - INCOME TAXES:

         No provision for Federal and state income taxes has been recorded since the Company has incurred losses for 2000 and 1999. Deferred tax assets at December 31, 2000 and 1999 consist primarily of the tax effect of the net operating losses that will expire in years beginning in 2019 and which amounts to approximately $530,000. The Company has provided a 100% valuation allowance on the deferred tax assets at December 31, 2000 and 1999 to reduce such asset to zero, since there is no assurance that the Company will generate future taxable income to utilize such asset. Management will review this valuation allowance requirement periodically and make adjustments as warranted.

                               PICK-UPS PLUS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 10 - COMMITMENTS AND CONTINGENCIES:

    (a)  Lease Obligations:

         The Company is obligated presently for future minimum lease payments, pursuant to renewable leases, for office and retail space, in the following amounts:

              2001                             $ 125,122
              2002                                69,602
              2003                                60,802
              2004                                43,302
              2005                                14,117
                                               ---------
                                               $ 312,945
                                               =========

         Rental expense for 2000 and 1999 aggregated $151,187 and $32,357, respectively.

    (b)  Major Suppliers:

         The Company purchases its inventory from two major suppliers. Purchases for the year ended December 31, 2000 aggregated $422,535 and accounts payable to these two vendors at December 31, 2000 was $35,561.

                               PICK-UPS PLUS, INC.
                            CONDENSED BALANCE SHEETS

                                   - ASSETS -

                                                                                  March 31,     December 31,
                                                                                     2001           2000
                                                                                 -----------    -----------
                                                                                 (Unaudited)
CURRENT ASSETS:
   Cash                                                                          $    46,047    $   291,743
   Accounts receivable - net of allowance for doubtful accounts of $4,424
     for 2001 and 2000                                                                 1,745          5,375
   Inventories                                                                       119,543        100,933
   Prepaid expenses and other current assets                                           2,850            850
                                                                                 -----------    -----------

TOTAL CURRENT ASSETS                                                                 170,185        398,901
                                                                                 -----------    -----------

FIXED ASSETS - NET                                                                   107,140        114,870
                                                                                 -----------    -----------

OTHER ASSETS:
   Costs in excess of net assets acquired - net                                      151,171        157,301
   Franchise development costs - net                                                   2,100          4,200
   Other assets                                                                       51,905         51,905
                                                                                 -----------    -----------
                                                                                     205,176        213,406
                                                                                 -----------    -----------

                                                                                 $   482,501    $   727,177
                                                                                 ===========    ===========

                    - LIABILITIES AND SHAREHOLDERS' DEFICIT -

CURRENT LIABILITIES:
   Note payable - bank                                                           $   300,000    $   393,100
   Accounts payable                                                                  401,952        338,384
   Accrued expenses                                                                   15,023         13,925
   Loans payable - current                                                            52,744         55,243
   Capitalized leases payable - current                                               13,175         12,366
                                                                                 -----------    -----------

TOTAL CURRENT LIABILITIES                                                            782,894        813,018
                                                                                 -----------    -----------

NON-CURRENT LIABILITIES:
   Loans payable                                                                      84,129        103,279
   Capitalized leases                                                                 30,488         33,894
   Loans payable - officer                                                            50,060         56,393
                                                                                 -----------    -----------

                                                                                     164,677        193,566
                                                                                 -----------    -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT:
   Preferred stock, $1 par value; 5,000,000 shares authorized; none issued                --             --
   Common stock, $.001 par value; 50,000,000 shares authorized, 12,826,182 and
     12,778,932 shares issued for 2001 and 2000, respectively                         12,826         12,779
   Additional paid-in capital                                                      1,263,737      1,215,404
   Accumulated deficit                                                            (1,741,633)    (1,507,590)
                                                                                 -----------    -----------
                                                                                    (465,070)      (279,407)
                                                                                 -----------    -----------

                                                                                 $   482,501    $   727,177
                                                                                 ===========    ===========


                             See accompanying notes.

                               PICK-UPS PLUS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                       For the Three Months
                                                          Ended March 31,
                                                   ----------------------------
                                                       2001            2000
                                                   ------------    ------------

REVENUES:
   Retail sales                                    $    414,764    $    196,365
   Initial franchise fees                                25,000              --
   Royalties                                             12,868          24,760
                                                   ------------    ------------
                                                        452,632         221,125
                                                   ------------    ------------

COSTS AND EXPENSES (INCOME):
   Cost of sales                                        264,350         147,270
   Selling, general and administrative expenses         409,018         184,595
   Other income                                             (63)        (70,578)
   Interest expense                                      13,370           5,081
                                                   ------------    ------------
                                                        686,675         266,368
                                                   ------------    ------------

LOSS BEFORE PROVISION (CREDIT) FOR INCOME TAXES        (234,043)        (45,243)

   Provision (credit) for income taxes                       --              --
                                                   ------------    ------------

NET LOSS                                           $   (234,043)   $    (45,243)
                                                   ============    ============


BASIC /DILUTED LOSS PER COMMON SHARE               $       (.02)   $       (.01)
                                                   ============    ============


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING           12,866,607       6,779,656
                                                   ============    ============


                            See accompanying notes.

                               PICK-UPS PLUS, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                        For the Three Months
                                                                                           Ended March 31,
                                                                                       ----------------------
                                                                                          2001         2000
                                                                                       ---------    ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                            $(234,043)   $ (45,243)
   Adjustments to reconcile net loss to net cash (utilized) by operating activities:
      Depreciation and amortization                                                       18,510        3,839
      Bad debt provision                                                                      --        7,054
      Imputed interest on shareholder loan                                                 1,130          527
      Compensatory shares                                                                 25,000           --
   Changes in assets and liabilities:
      Decrease (increase) in accounts receivable                                           3,630      (82,118)
      (Increase) decrease in inventory                                                   (18,610)       2,196
      Increase in prepaid expenses                                                        (2,000)          --
      Increase in accounts payable                                                        85,818        1,894
      Increase in accrued expenses                                                         1,098        4,550
                                                                                       ---------    ---------
         Net cash (utilized) by operating activities                                    (119,467)    (107,301)
                                                                                       ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                                   (2,550)          --
                                                                                       ---------    ---------
         Net cash (utilized) by investing activities                                      (2,550)          --
                                                                                       ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of short-term debt                                                          (93,100)          --
   Principal payments of long-term debt                                                  (21,649)        (790)
   Payments of capitalized leases                                                         (2,597)        (728)
   Repayment of officer's loan                                                            (6,333)          --
   Proceeds from sale of equity units                                                         --      112,000
                                                                                       ---------    ---------
         Net cash (utilized) provided by financing activities                           (123,679)     110,482
                                                                                       ---------    ---------

NET (DECREASE) INCREASE IN CASH EQUIVALENTS                                             (245,696)       3,181

   Cash and cash equivalents, beginning of year                                          291,743       11,188
                                                                                       ---------    ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                               $  46,047    $  14,369
                                                                                       =========    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 (i) Cash paid during the year:
         Interest                                                                      $  12,240    $   2,604
         Taxes                                                                                --           --


                            See accompanying notes.

                               PICK-UPS PLUS, INC.
                 NOTES TO INTERIM CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2001
                                   (Unaudited)

NOTE 1 - DESCRIPTION OF COMPANY:

         Pick-Ups Plus, Inc., the Company, was incorporated in Delaware in 1993. The Company operates and franchises retail automotive parts and accessories stores catering to the truck and sports utility vehicle market, which is considered to be the fastest growing segment of the motor vehicle market in the United States. There are currently seven franchised locations in operation and three Company owned-stores. Subject to the availability of financing, the Company intends to pursue an aggressive expansion strategy by opening additional company-owned stores and franchise locations.

         The accounting policies followed by the Company are set forth in Note 3 to the Company's annual report filed on Form 10-KSB for the year ended December 31, 2000. Specific reference is made to the Company's Form 10-KSB for a description of the Company's securities and the notes to the financial statements included therein. The accompanying unaudited interim financial statements have been prepared in accordance with instructions to Form 10-Q and 10-QSB and therefore do not include all information and footnotes required by accounting principles generally accepted in the United States of America.

         In the opinion of management, the accompanying unaudited interim condensed financial statements of Pick-Ups Plus, Inc., contain all adjustments necessary to present fairly the Company's financial position as of March 31, 2001 and the results of its operations and cash flows for the three-month periods ended March 31, 2001 and 2000.

         The results of operations for the three-month periods ended March 31, 2001 and 2000 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - GOING CONCERN UNCERTAINTY:

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company reported operating losses in 2000 and has sustained a further operating loss of $234,043 during the first quarter of 2001. In addition, the Company has used substantial amounts of working capital in its operations. As of March 31, 2001, current liabilities exceed current assets by $612,709 and total liabilities exceed total assets by $465,070.

         In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

         On March 29, 2001, the Company entered into (i) a Placement Agent Agreement ("the Agreement") with an investment banking group, May Davis Group, Inc., to assist in the sales of the Company's debentures and
         (ii) an Equity Line of Credit Agreement ("the Equity Line") with Cornell Capital Partners, LP ("Cornell") whereby the Company will sell, from time to time, up to $5 million of the Company's common stock subject to certain conditions and market limitations. The Company has agreed to pay to Yorkville Advisors LC ("Yorkville") a fee equal to 2% of each installment amount invested in the Company by Cornell. Yorkville is the general partner of Cornell.

         Management believes that the above-described actions will provide the Company with its immediate financial needs to enable it to continue as a going concern.

                               PICK-UPS PLUS, INC.

                               -------------------


 32,500,000 shares of common stock to be sold by certain selling securityholders
           100,000 shares of common stock underlying certain warrants

                                ----------------
                                   PROSPECTUS
                                ----------------

                                   May , 2001




         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

         ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN OR THAT ARE CURRENTLY DEEMED IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. THE RISKS AND UNCERTAINTIES DESCRIBED IN THIS DOCUMENT AND OTHER RISKS AND UNCERTAINTIES WHICH WE MAY FACE IN THE FUTURE WILL HAVE A GREATER IMPACT ON THOSE WHO PURCHASE OUR COMMON STOCK. THESE PURCHASERS WILL PURCHASE OUR COMMON STOCK AT THE MARKET PRICE OR AT A PRIVATELY NEGOTIATED PRICE AND WILL RUN THE RISK OF LOSING THEIR ENTIRE INVESTMENT.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 24. Indemnification of Directors and Officers

         The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Company's certificate of incorporation and by-laws provide for indemnification of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director

         (1) for any breach of the director's duty of loyalty to the corporation or its stockholders,

         (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         (3) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or

         (4) for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation contains such a provision.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or control persons pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

         The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


Filing Fee--Securities and Exchange Commission............   $  1,638
Fees and Expenses of Accountants and legal counsel........   $ 45,000
Blue Sky Fees and Expenses................................   $  1,000
Printing and Engraving Expenses...........................   $  3,000
Miscellaneous expenses....................................   $  1,000
                                                             --------
Total.....................................................   $ 51,638
                                                             ========


Item 26. Recent Sales of Unregistered Securities.

         Within the past three years, the Company has issued the following shares of its common stock, par value $.001 (the "Shares"), for cash or services rendered to the Company and has granted the following warrants to purchase its common stock for services rendered to the Company, absent registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, except where otherwise indicated below.

         Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of the Company's shareholders.

         From November 1998 to December 1998 the Company sold to two accredited investors and to 28 sophisticated investors, units ("Unit") which consisted of fifty (50) shares of common stock and ninety-five (95) redeemable stock purchase warrants ("Warrant"). Each Unit was sold for $5.00 and each Warrant entitled the holder to purchase 1 share of the Company's common stock for $1.00 per share. The shares and warrants were issued pursuant to the provisions of Rule 504 of Regulation D under the Securities Act.

         In September 1998 the Company had issued 300,000 shares of its common stock to one accredited investor, for consulting services, and also had issued 144,000 shares of common stock to Fitzgerald Urethanes, Inc. in consideration for the purchase of the prototype store for the Company's franchise system. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         From January 1, 1999 through June 1, 1999, the Company sold 14,100 shares of its common stock to 5 private accredited investors for an aggregate purchase price of $11,280. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In March, 2000, the Company issued 140,000 shares of common stock to one individual upon the exercise of warrants to purchase shares of the Company's common stock, exercisable at $1.00 per share, for which the Company received $140,000.

         In April, 2000, the Company issued 10,000 shares of common stock to one individual upon the exercise of warrants to purchase shares of the Company's common stock, exercisable at $1.00 per share, for which the Company received $10,000. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In August 2000, the Company issued 50,000 shares of its common stock, valued at $.14 per share, to one individual as payment for services rendered to the Company valued at $7,000. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In September, 2000, the Company sold 500,000 shares of its common stock to one individual as compensation for services rendered pursuant to his consulting agreement. Such shares were valued at an aggregate of $25,000. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In October, 2000, the Company issued 10,000 shares of its common stock to one individual, valued at $.30 per share, which was paid as part of the purchase price of a Pick Ups Plus store. The Company also issued 30,000 shares to one individual, valued at $.10 per share, which was paid as part of the purchase price of a Pick Ups Plus store. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In October 2000, the Company issued 30,000 shares of it common stock to one individual upon the exercise of warrants to purchase shares of the Company's common stock for which the Company received an aggregate of $4,800. The Company also issued an aggregate of 372,000 shares of its common stock to ten employees and consultants for services rendered to the Company. All of the shares issued were valued at $.11 per share. Such issuances were pursuant to the exemption provided in Section 4(2)of the Securities Act for transactions by an issuer not involving a public offering.

         In November 2000, the Company entered into a financial advisory agreement with Morgan Brewer Securities, Inc. and issued an aggregate of 900,000 shares of common stock to its designees, valued at $.15 per share. The Company also issued 100,000 shares of common stock, valued at $.15 per share, to a consulting firm. Such issuances were pursuant to the exemption provided in
Section 4(2)of the Securities Act for transactions by an issuer not involving a public offering.

         In October 2000, the Company granted warrants to two individuals to purchase an aggregate of 1,000,000 shares of its common stock. Such warrants were granted with an exercise price of $.15 per share and in October 2000, the warrants were exercised and paid for in full.

         From October through December 2000, the Company issued 153,332 shares of its common stock, valued at $.15 per share, and 25,000 shares of its common stock valued, at $.20 per share, to one individual as payment for legal services rendered to the Company. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In December 2000, the Company issued an aggregate of 666,668 shares of its common stock to two accredited investors who purchased the shares at a price of $.15 per share, for an aggregate purchase price of $100,000 to the Company. Such issuances were pursuant to the exemption provided in Section 4(2)of the Securities Act for transactions by an issuer not involving a public offering.

         In December 2000, the Company also granted warrants to six persons to purchase an aggregate of 1,999,332 shares of our common stock. In December these warrants were exercised at $.15 (fifteen cents) per share with proceeds to the Company of $299,900. Such issuances were pursuant to the exemption provided in
Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In March 2001, pursuant to the Equity Credit Line Agreement dated March 29, 2001, we issued 500,000 shares of our common stock, valued at $.30 per share, to Yorkville Management Advisors LLC. We also issued a warrant to May Davis to purchase 100,000 shares of our common stock exercisable at $.33 per share which warrant was subsequently cancelled and reissued to Yorkville. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In April and May 2001 we issued to fourteen accredited investors 5% convertible debentures in the aggregated principal amount of $300,000. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.


Item 27. Exhibits.
         ---------

Exhibit No.               Description
-----------               -----------

3.1* Certificate of Incorporation of the Company filed as Exhibit 3A to the registration statement on Form 10-SB filed with the Commission on May 11, 1999 and incorporated herein by reference
3.2* Amendments to Certificate of Incorporation of the Company filed as Exhibit 3.B to the registration statement on Form 10-SB filed with the Commission on May 11, 1999 and incorporated herein by reference
3.3* By-Laws of the of the Company filed as Exhibit 3.C to the registration statement on Form 10-SB/A filed with the Commission on July 7, 1999 and incorporated herein by reference.
4.1* Form of Securities Purchase Agreement filed as Exhibit 4.1 to the Company's Form 10KSB filed with the Commission on April 16, 2001.
4.2               Placement Agent Agreement between the Company and May Davis
                  Group, Inc.
4.3* Form of Debenture Agreement filed as Exhibit 4.3 to the Company's Form 10KSB filed with the Commission on April 16, 2001.
4.4 Form of Warrant Agreement between the Company and Yorkville Advisors Management, LLC.
4.5* Escrow Agreement between the Company, the May Davis Group, Inc. and First Union National Bank filed as Exhibit 4.5 to the Company's Form 10KSB filed with the Commission on April 16, 2001.
4.7* Form of Registration Rights Agreement between the Company and purchasers of convertible debentures filed as Exhibit 4.7 to the Company's Form 10KSB filed with the Commission on April 16, 2001.
4.8 Equity Line of Credit Agreement dated March 29, 2001 between the Company and Cornell Capital Partners LP.
4.9* Registration Rights Agreement between the Company and Cornell Capital Partners LP filed as Exhibit 4.9 to the Company's Form 10KSB filed with the Commission on April 16, 2001.

4.10* Escrow Agreement dated March 29, 2001 between the Company, Butler Gonzalez, LLP, and First Union National Bank filed as
                  Exhibit 4.10 to the Company's Form 10KSB filed with the Commission on April 16, 2001.
5.1               Opinion of Seth A. Farbman, P.C.
6.1*              Form of the Company's Franchise Agreement filed as Exhibit
                  6.1 to the Company's Form 10KSB filed with the Commission on April 16, 2001.
23.1              Consent of counsel is contained in Exhibit 5.1
23.2              Consent of Lazar Levine & Felix LLP
---------------
* Previously filed

Item 28. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made,
(b) a post-effective amendment to this registration statement:

         (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mason and State of Ohio on May 25, 2001.

                                   PICK-UPS PLUS, INC.

                                   By: /s/ JOHN FITZGERALD
                                       --------------------------------------
                                       John Fitzgerald
                                       President, Principal Executive Officer


                                   By: /s/ ROBERT WHITE
                                       --------------------------------------
                                       Robert White
                                       Chief Financial Officer, Principal
                                       Accounting Officer



         In accordance with the requirements of the Securities Act of 1933, as amended, his registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                            TITLE                   DATE

/s/ JOHN FITZGERALD                 Director              May 25, 2001
-------------------------
John Fitzgerald


/s/ ROBERT WHITE                    Director              May 25, 2001
-------------------------
Robert White